Exhibit 4.3

TERM LOAN AGREEMENT

THIS TERM LOAN AGREEMENT is made, entered into and effective as of the 20th day of February, 2008 (the “Effective Date”) by and between CYANOTECH CORPORATION, a Nevada corporation, having its principal offices at 73-4460 Queen Kaahumanu Highway, #102, Kailua-Kona, Hawaii 96740 (the “Borrower”), and BRIDGEVIEW CAPITAL SOLUTIONS, L.L.C., a Delaware limited liability company, having its principal offices at 5881 Glenridge Drive, NE, Suite 130, ATLANTA, GEORGIA 30328 (the “Lender”).

BACKGROUND

A.                                   Borrower has applied to Lender for financing of the type or types more particularly described hereinbelow.

B.                                     Lender is willing to extend financing to Borrower in accordance with the terms hereof upon the execution of this Agreement by Borrower, provided that Borrower is in compliance with all of the terms and provisions of this Agreement and has fulfilled all conditions precedent to Lender’s obligations herein contained.

NOW, THEREFORE, in consideration of the sum of $100.00 and for other good and valuable consideration, the sufficiency and receipt of all of which are acknowledged by Borrower, Lender and Borrower agree as follows:

ARTICLE I

DEFINITIONS, TERMS AND REFERENCES

1.1.                              Certain Definitions.  In addition to such other terms as elsewhere defined herein, as used in this Agreement and in any exhibits, the following terms shall have the following meanings, unless the context requires otherwise:

“Accounts Receivable Collateral” shall mean all rights of Borrower and of Nutrex to payment for goods sold or leased, or to be sold or to be leased, or for services rendered, howsoever evidenced or incurred, including, without limitation, all accounts, instruments, chattel paper and general intangibles, all tax refunds and tax refund claims, all returned or repossessed goods and all books, records, computer tapes, programs, and ledger books arising therefrom or relating thereto, and as further described in the Security Instruments, whether now owned or hereafter acquired or arising.

“Agreement” shall mean this Term Loan Agreement, as amended or supplemented from time to time.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time.

“Borrower” shall mean CYANOTECH CORPORATION, a corporation organized and existing under the laws of the State of Nevada, and its respective successors and permitted assigns.

“Bureau” shall mean the Bureau of Conveyances of the State of Hawaii.

“Business Day” shall mean a day on which Lender is open for the conduct of banking business at its office located at 5881 Glenridge Drive, NE, Suite 130, Atlanta, Georgia 30328.

“Closing Date” shall mean the date of the execution of this Agreement and the date on which the Term Loan is made pursuant hereto.

“Collateral” shall mean the Accounts Receivable Collateral, Inventory Collateral, Equipment Collateral, Fixtures Collateral and Property Collateral, all defined herein, and all collateral described in the Security Instruments, and in which Lender has, or is to have, a security interest pursuant hereto, as security for payment of the Term Note.

“Collateral Locations” shall mean those locations set forth and described on Exhibit “B” attached hereto.

“Debt Service Coverage” shall mean annual earnings before interest, taxes, depreciation and amortization divided by all principal and interest payments owed in one year.

“Default Condition” shall mean the occurrence of any event which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

“Equipment Collateral” shall mean all equipment and machinery of Borrower  and Nutrex (including titled and untitled motor vehicles), whether now owned or hereafter acquired, together with all furniture, furnishings, improvements, equipment, tools and personal property of every kind of Borrower, together with all accessories, parts, components, attachments, repairs, replacements, modifications, renewals, additions, improvements, upgrades and accessions of, to or upon such items of equipment and/or machinery.

“Event of Default” shall mean any of the events or conditions described in Article XIII, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

“Executive Office” and “Borrower’s Address” shall mean the offices of Borrower located at 73-4460 Queen Kaahumanu Highway, Suite 102, Kailua-Kona, Hawaii 96740.

“Facility” shall mean all of the real property and improvements now existing or hereafter constructed, on those tracts of land more particularly described in Exhibit “A”, upon which Borrower operates the business and which are used as collateral for this loan wherever such may be located.

“Financial Statements” shall mean the consolidated audited balance sheet and statement of change in financial position of Borrower and the income statements of Borrower prepared by an independent certified public accountant.

“Fiscal Year” shall mean the fiscal year of Borrower which shall be the twelve (12) month period ending March 31 in each year, or such other period as Borrower may designate and Lender may approve in writing.  Fiscal quarter shall mean the corresponding fiscal quarters within such Fiscal Year.

“Fixtures Collateral” shall mean all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land as described in Exhibit “A” (as such term is hereinafter defined), and all fixtures, machinery, building materials, appliances, and equipment of Borrower of every nature now or hereafter located on or upon, or intended to be used in connection with, the Land as described in Exhibit “A” or the improvements thereon, including, but not by way of limitation, those for the purposes of operating the Facility; supplying or distributing heating, cooling, electricity, gas, water, air and light; and all related machinery and equipment; all plumbing; and all like personal property and fixtures of every kind and character now or at any time hereafter located in or upon the Land as described in Exhibit “A” or the improvements thereon, or which may now or hereafter be used or obtained in connection therewith, including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions, or proceeds from a permitted sale or any of the foregoing, and all the right, title and interest of Borrower in any such fixtures, machinery, equipment, appliances and personal property subject to or covered by any prior security agreement, conditional sales contract, chattel mortgage or similar lien or claim, together with the benefit of any deposits or payments now or hereafter made by Borrower or on behalf of Borrower, or any improvements thereon or any part thereof or are now or hereafter acquired by Borrower; and all equipment and fixtures constituting proceeds acquired with cash proceeds of any of the property described herein, and all other interest of every kind and character in all of the real, personal, and mixed properties described herein that Borrower may now own or at any time hereafter acquire, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land as described in Exhibit “A”, as between the parties hereto and all persons claiming by, through or under them, as further described in the Security Instruments.

“Funding” shall mean the act of Lender disbursing money to Borrower or for the benefit of Borrower under and pursuant to the terms of this Agreement and the Term Note.

“GAAP” means, as in effect from time to time, generally accepted accounting principles consistently applied.

“Guaranty Fee” shall mean a fee in the amount of $17,254.40 payable to the RD prior to the issuance of the RD Guarantee.

“Guaranty Renewal Fee” shall mean the fee as described in Section 2.5 herein.

“Indebtedness” means any (i) obligations for borrowed money, (ii) obligations whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired, and (iii) the amount of any other obligation (including obligations under financing leases) which would be shown as a liability on a balance sheet prepared in accordance with GAAP.

“Inventory Collateral” shall mean all inventory of Borrower and Nutrex, whether now owned or hereafter acquired, located in the Facility, on the Land, or wherever located, including, without limitation, all goods of Borrower held for sale or lease or furnished or to be furnished under contracts of service, all goods held for display or demonstration, goods on lease or consignment, returned and repossessed goods, all raw materials, work-in-progress, finished goods and supplies used or consumed in Borrower’s business, together with all returns, repossessions, substitutions, replacements, parts, additions, accessions and all documents, documents of title, dock warrants, dock receipts, warehouse receipts, bills of lading or orders, for the delivery of all, or any portion, of the foregoing, and as further described in the Security Instruments

“Land” shall mean all those certain tracts, pieces and parcels of land described on Exhibit “A” attached hereto.

“Lender” shall mean BRIDGEVIEW CAPITAL SOLUTIONS, L.L.C. having its principal office located at 5881 Glenridge Drive, NE, Suite 130, Atlanta, Georgia 30328, and its successors and assigns.

“Lender Commitment Fee” shall mean the amount equal to one and a half percent (1.50%) of the amount of the Loan:  $16,176.00.

“Lessor” shall mean the State of Hawaii, through its Board of Land and Natural Resources, under the Master Lease.

“Lessor’s Consent to Mortgage” means that certain Consent to the Mortgage of Sublease K-4, acceptable in form and content to Lender, and executed by Lessor.

“Lessor’s Estoppel Certificate” means that certain Lessor’s Estoppel Certificate, acceptable in form and content to Lender, and executed by Lessor.

“Lessor’s Subordination Agreement” means that certain Subordination Agreement, acceptable in form and content to Lender, and executed by Lessor, Borrower and Lender.

“Liabilities” shall have the meaning given in accordance with GAAP consistently applied.

“Lien” shall mean any voluntary or involuntary mortgage, security deed, deed of trust, lien, pledge, assignment, security interest, title retention agreement, financing lease, levy, execution, encumbrance of any kind, including those contemplated by or permitted in this Agreement and the other Loan Documents.

“Loan Documents” shall mean, collectively, this Agreement, the Term Note, any financing statements, deeds to secure debt, or mortgages covering portions of the Collateral, security agreement, guaranty agreement, and any and all other documents, instruments, certificates and agreements executed and/or delivered by Borrower in connection herewith, or any one, more, or all of the foregoing, as the context shall require.

“Loan Obligations” shall mean all advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Borrower to Lender as it relates to this Term Loan of any kind or nature, present or future, whether or not evidenced by any note or term note or other instrument, whether arising under this Agreement or under any of the other Loan Documents, and whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.  The term includes, without limitation, all interest, charges, expenses, fees, attorneys fees and all other sums chargeable to Borrower under this Agreement or any of the other Loan Documents.

“Master Lease” shall mean that certain unrecorded General Lease No. S-4717 effective as of November 1, 1978, and executed on March 9, 1984, a short form of which, dated April 21, 2000, was recorded in the Bureau as Document No. 2000-056137.

“Mortgage” shall mean that certain Real Property Mortgage; Security Agreement; Assignment of Rents; and Financing Statement of even date herewith from Borrower in favor of or for the benefit of Lender.

“Nutrex” shall mean Nutrex Hawaii, Inc., a Hawaii corporation, formerly known as Nutrex, Inc., which is a wholly-owned subsidiary of Borrower.

“Permitted Encumbrances” shall mean those security interests, liens and encumbrances, if any, set forth and described on Exhibit “C” attached hereto, pertaining to the type of Collateral involved, as shown thereon.

“Person” means any person, firm, corporation, partnership, trust or other entity.

“Property” shall mean the real estate located in Kailua-Kona, Hawaii, more particularly described in Exhibit “A” attached hereto.

“Property Collateral” shall mean the Land and all of the interest of Borrower in all easements, rights-of-way, licenses, operating agreements, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, submerged lands, oil and gas and other minerals, flowers, shrubs, fresh inventory crops, trees, timber and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditament and appurtenances, reversion and reversions, remainder and remainders, whatsoever, in any way belonging, relating or appertaining to the Land or any part thereof, or that hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower, and as further described in the Security Instruments.

“RD” shall mean the Rural Development, an agency of the United States Department of Agriculture, and any successor department, agency or instrumentality authorized to administer the Business and Industrial Guaranteed Loan Program.

“RD Guarantee” shall mean the Loan Note Guarantee backed by the full faith and credit of the United States provided by RD of a specified percentage of the outstanding amount of the Term Loan pursuant to the RD Guaranty Commitment.

“RD Guaranty Commitment” shall mean that certain Conditional Commitment for Guarantee issued by the RD on February 12, 2008, being known as Case No. 61-005-911206026, a copy of which is attached hereto as Exhibit “D”.

“Security Agreement” means, singularly and collectively, those certain Security Agreements of even date herewith, acceptable in form and content to Lender, executed by Borrower or Nutrex and Lender, as applicable.

“Security Instruments” shall include, but not be limited to, the following security documents executed by Borrower to Lender, each being dated of even date herewith, as security for the Term Loan: the Mortgage; Uniform Commercial Code Financing Statements; Security Agreement executed by Borrower; and the Security Agreement executed by Nutrex.

“Soft Costs” shall mean all costs, expenses and fees incurred by Lender and Borrower in preparing and documenting this Agreement and all documents and instruments related thereto, together with the Loan Origination Fee, the Guaranty Fee and all other loan related fees and costs, including but not limited to filing and recording fees, costs of appraisals, EPA environmental surveys, title and lien reports and searches, environmental studies or reports, insurance and attorneys fees.

“Sublease” shall mean that certain Sublease K-4 dated December 29, 1995, as amended by Supplemental Agreement No. 1 to Amend Sublease K-4, dated November 21, 1996, a short form of which, dated April 21, 2000, was recorded in the Bureau as Document No. 2000-056138.

“Sublessor” shall mean the Natural Energy Laboratory of Hawaii Authority, State of Hawaii, the lessee under the Master Lease and the sublessor under the Sublease.

“Sublessor’s Consent, Estoppel Certificate and Subordination Agreement” shall mean that certain Sublessor’s Consent to Mortgage of Sublease K-4; Estoppel Certificate and Subordination Agreement, acceptable in form and content to Lender, and executed by Sublessor and Borrower.

“Term Loan” shall mean the ONE MILLION SEVENTY EIGHT THOUSAND FOUR HUNDRED DOLLARS AND NO/100 DOLLARS ($1,078,400.00) term loan made by Lender to Borrower which is evidenced by the Term Note described immediately hereafter and as pursuant to this Agreement.

“Term Note” shall mean that certain term note of Borrower in favor of Lender dated of even date herewith, as amended or supplemented from time to time, in the principal amount of $1,078,400.00, together with any renewals or extensions thereof, in whole or in part.  The Term Note shall be substantially in the form of Exhibit “E” attached hereto.  A repayment schedule as to the Term Note is attached hereto as Exhibit “F”.

“UCC” shall mean the Hawaii Uniform Commercial Code, Hawaii Revised Statutes, Chapter 490, as in effect on the date hereof, and as hereinafter amended.

1.2.                              Use of Defined Terms.  All terms defined in this Agreement and the exhibits shall have the same defined meanings when used in any other Loan Document, unless the context shall require otherwise.

1.3.                              Accounting Terms.  All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under GAAP consistently applied.

1.4.                              UCC Terms.  The terms “accounts”, “instruments”, “general intangibles” and “equipment”, as and when used in the Loan Documents, shall have the same meanings given such terms under the UCC.

1.5.                              Terminology.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.  Titles of articles and sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to articles, sections, subsections, paragraphs, clauses, subclauses or exhibits shall refer to the corresponding article, section, subsection, paragraph, clause, subclause of, or exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions divisions of, or exhibit to, another document or instrument.

1.6.                              Exhibits.  All exhibits attached hereto are by reference made a part hereof.

ARTICLE II

THE TERM LOAN

2.1.                              The Term Loan.  Borrower has agreed to borrow from Lender, and Lender has agreed to make the Term Loan to Borrower, subject to Borrower’s compliance with and observance of the terms, conditions, covenants and provisions of this Agreement, the Term Note, and the other Loan Documents, and Borrower has made the covenants, representations, and warranties herein and therein as a material inducement to Lender to make the Term Loan.

2.2.                              Term and Interest Rate.  The Term Loan shall be evidenced by the Term Note.  The Term Note shall be fully amortized over a seven (7) year term.  The rate of interest as set forth in the Term Note cannot be changed more often than quarterly, and must rise and fall with the selected prime rate, all as more particularly set forth in Exhibit “E”.  Lender shall make an adjustment of payment installments only by the amount of rise or fall resulting from the interest rate change.  The interest rate of the Term Loan evidenced by the Term Note will be the Prime Rate plus one percent (1.00%) per annum, adjustable quarterly on January 1, April 1, July 1, and October 1 each year, for the term of the Term Loan.  The Prime Rate will be the New York Prime Rate, as quoted in the Wall Street Journal.  Interest shall be calculated on the basis of 360 days per year for the actual number of days elapsed.  Interest for the month of the Closing Date shall be prepaid and collected on the Closing Date.

2.3.                              Security for the Term Loan.  The Term Loan will be secured by the Security Instruments.

2.4.                              Repayment of Loan.  Each payment of the Loan Obligations shall be paid directly to Lender in lawful money of the United States of America at Lender’s main office located at 5881 Glenridge Drive, NE, Suite 130, Atlanta, Georgia 30328, or such other place as Lender shall designate in writing to Borrower.  Each such payment shall be paid in immediately available funds by 2:00 p.m., Atlanta, Georgia time, on the date such payment is due, except if such date is not a Business Day such payment shall then be due on the first Business Day after such date, but interest shall continue to accrue until the date payment is received.  Any payment received after 2:00 p.m., Atlanta, Georgia time, shall be deemed to have been received on the immediately following Business Day for all purposes, including, without limitation, the accrual of interest on principal.  Borrower, at the request of Lender, shall allow Lender to automatically debit a designated account of Borrower for the purpose of making monthly loan payments.

2.5.                              Guaranty Renewal Fee.  In addition to each monthly payment, Borrower shall pay contemporaneously therewith a continuing guaranty fee (the “Guaranty Renewal Fee”) equal to one-twelfth of the outstanding principal balance of the Term Loan as of each calendar year end multiplied by one-quarter of one percent (0.25%), multiplied by the percent of the guarantee.  Borrower shall pay the Guaranty Renewal Fee for the period from the Closing Date to December 31, 2008 in a lump sum on or prior to the Closing Date, as set forth in Section 4.8 below, and shall commence its monthly payments of the Guaranty Renewal Fee with the first monthly payment due for the calendar year 2009.

ARTICLE III

CONDITIONS PRECEDENT TO CLOSING

Unless waived in writing by Lender, the conditions set forth in Sections 3.1 through 3.23 shall constitute express conditions precedent to any obligation of Lender hereunder.

3.1.                              Compliance.  Borrower shall have performed and complied with all terms and conditions required by this Agreement to be performed or complied with by it prior to or as of the Closing Date.

3.2.                              Certificate of Good Standing.  Lender shall have received certificates of good standing with respect to Borrower and Nutrex from the Secretary of State of the state of their respective incorporations within thirty (30) days of the date hereof.

3.3.                              Articles of Incorporation/By-Laws.  Lender shall have received copies of the articles of incorporation and by-laws of Borrower and Nutrex as in effect on the date hereof, certified as to truth and accuracy by the corporate secretary of Borrower and Nutrex, respectively.

3.4.                              Sublessor’s Consent, Estoppel Certificate and Subordination Agreement.  Borrower shall have obtained and delivered to Lender the duly executed Sublessor’s Consent, Estoppel Certificate and Subordination Agreement to Lender to be recorded in the Bureau on the Closing Date.

3.5.                              Financial Statements.  Lender shall have received Borrower’s most recent financial statements dated no more than ninety (90) days prior to the Closing Date in such form and substance as required by Lender.

3.6.                              Title Insurance; Financing Statement Search; Lien Search; Court Report.  Lender shall have received a commitment from a title insurance company approved by Lender and authorized to do business in the State of Hawaii to issue a title insurance policy with respect to the Property Collateral, and the total amount shall be the amount of $1,078,400, with no exceptions other than Lender’s first mortgage and financing statements and those other exceptions approved by Lender.  Such title insurance commitment shall recite that Lender shall have a second priority lien on the Property Collateral. Lender shall also have received such Financing Statement searches, Lien searches, and Court Reports from such a title insurance company in form and content acceptable to Lender.

3.7.                              Board Resolutions and Incumbency Certificate.  Lender shall have received certificates from the President or Secretary (or Assistant Secretary) of Borrower and of Nutrex certifying to Lender that appropriate consents and resolutions have been entered into by their respective Boards of Directors incident hereto and that the officers of the corporations whose signatures appear herein below, on the other Loan Documents, and on any and all other documents, instruments and agreements executed in connection herewith, and the officers executing the same, are duly authorized by Borrower or Nutrex, as the case may be, and by the Boards of Directors of such corporations to execute and deliver this Agreement, the other Loan Documents and such other documents, instruments and agreements, and to bind such corporations accordingly thereby, all in form and substance acceptable to Lender.

3.8.                              Insurance Certificate.  Lender shall have received a certificate in respect of all insurance required hereunder, in form and substance acceptable to Lender.  Borrower shall provide Lender with evidence of adequate property, casualty and liability insurance on the business.

3.9.                              Site Visit.  Lender shall have undertaken a site visit, the results of which must be satisfactory to Lender in its sole discretion.

3.10.                        Loan Documents and RD Guaranty Commitment.  Lender shall have received all the other Loan Documents and the RD Guaranty Commitment duly executed in form and substance acceptable to Lender, its counsel and the RD.

3.11.                        Opinion of Counsel.  Lender shall have received an opinion of counsel satisfactory to it from independent legal counsel to Borrower in substantially the form of Exhibit “G” attached hereto.

3.12.                        Operation and Management of the Facility.  The Facility shall be operated and managed by Borrower.  The operation and management of the Facility shall not be transferred to any other party; the transfer of such responsibility in violation of the foregoing in this sentence shall constitute an Event of Default, the same as if such event had been described and contained in Article XIII of this Agreement.

3.13.                        Licenses and Permits.  Borrower shall have received and shall provide evidence of same to Lender that Borrower has obtained all licenses, permits, certificates and other governmental permission to own and operate the Facility.

3.14.                        Appraisals.  Lender shall have received appraisals by an appraiser(s) approved by Lender for the Facility and Collateral or portions thereof as requested by Lender in an amount acceptable to Lender.

3.15.                        Receipt of Evidence of Tax Payments.  Lender shall have received a certificate from Borrower, in form and substance acceptable to Lender, that Borrower and Nutrex have paid all federal, state and local income taxes, that all amounts required to be withheld from employees’ wage payments have been withheld and have been paid to the proper governmental agency, and that no judgment or tax lien is in existence with respect to Borrower or Nutrex.

3.16.                        Guaranty Renewal Fee.  Lender shall have received the Guaranty Renewal Fee due for the period from the Closing Date to December 31, 2008, which amount is equal to $1,973.87.

3.17.                        Loan Commitment Fee.  Lender shall have received the Loan Commitment Fee (one-half ($8,088.00) of which was due at the signing of the commitment letter for the Term Loan and the balance ($8,088.00) of which is due prior to or on the Closing Date).

3.18.                        Sublessor’s Consent, Estoppel Certificate and Subordination Agreement.  Borrower shall have obtained the Sublessor’s Consent, Estoppel Certificate and Subordination Agreement for recordation in the Bureau on the Closing Date.

3.19.                        Zoning, Building, Subdivision Codes and OSHA Requirements.  Lender shall have received evidence as requested by Lender with respect to the Facility that the same is not in violation of any zoning, building, subdivision, sanitary or Occupational Safety and Health Administration rules, requirements or laws.

3.20.                        ADA Compliance.  Lender shall have received evidence satisfactory to Lender that the Property is in compliance with the Americans with Disabilities Act of 1990.

3.21.                        Environmental Matters.  With respect to the Property Collateral, Lender shall have received from Borrower, the form FmHA 1940-20 Request for Environmental Information as executed by Borrower on January 17, 2008.

Borrower covenants and agrees that all Property Collateral or interests in real property pledged as collateral security for the Term Loan are free of any substantial amounts of waste or debris, and are free from any material amounts of contamination, including:

(a)                                  (1)  “Any Hazardous Waste,” as defined by the Resource Conservation and Recovery Act of 1976 or any “Hazardous Substance” as defined in Hawaii law, both as amended from time to time, and regulations promulgated thereunder;

(2)  “Any Hazardous Substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1989, as amended from time to time, and regulations promulgated thereunder;

(3)  Any substance, the presence of which on the real property is prohibited by any law similar to those set forth in this section; and

(4)  Any material which, under federal, state or local law, statute, ordinance or regulation, or court administrative order or decree, or private agreement, requires special handling in collection, storage, treatment or disposal.

(b)                                 Borrower has not filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste, substance or constituent, or other substance into the environment.  None of the operations of Borrower is the subject of federal or state litigation or proceedings, or of any investigation evaluating whether any remedial action involving a material expenditure is needed to respond to any improper treatment, storage, recycling, disposal or release into the environmental of any hazardous or toxic substance, waste or constituent.  None of the operations of Borrower is subject to any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute, or regulation.  Borrower does not transport any hazardous wastes, substances or constituents.

(c)                                  All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property Collateral pledged as collateral security for the Term Loan, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been, to the knowledge of Borrower, duly obtained or filed.

(d)                                 Borrower will take and continue to take prompt action to remedy all environmental pollution and contamination, hazardous waste disposal and other environmental clean-up problems, if any, whether or not such clean-up problems have resulted from the order or request of a municipal, state, federal, administrative or judicial authority, or otherwise. Borrower will not violate any applicable municipal ordinance, state or federal statute, administrative rule or regulation, or order or judgment of any court with respect to environmental pollution or contamination, hazardous waste disposal or any other environmental matter.

(e)                                  Borrower will indemnify and hold Lender, its officers, directors, employees, representatives, agents and affiliates harmless against, and promptly pay on demand or reimburse each of them with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses of any and every kind or nature whatsoever asserted against or incurred by any of them by reason of or arising out of or in any way related to (i)

the breach of any representation or warranty as set forth regarding Hazardous Materials Laws (as defined in paragraph (a) on page 8 of the Mortgage), or (ii) the failure of Borrower to perform any obligation herein required to be performed pursuant to Hazardous Materials Laws.  The provisions of this section shall survive the final payment of the Term Loan and the termination of this Agreement, and shall continue thereafter in full force and effect.

(f)                                    Notwithstanding anything contained in this paragraph to the contrary, any covenants of Borrower concerning any environmental matter addressed herein shall not be applicable to any condition which is first created or introduced after a foreclosure, conveyance or other transfer of title of the Property Collateral pledged as collateral security for the Term Loan.

3.22.                        Continuing Compliance.  At the time of the Term Loan, there shall not exist any event, condition or act that constitutes an Event of Default hereunder or any condition, event or act which with notice, lapse of time or both would constitute such Event of Default.  There would not exist any such event, condition, or act immediately after the disbursement, were it to be made.

3.23.                        Miscellaneous.  Lender shall have received such other documents, certificates, instruments and agreements as shall be required hereunder or provided for herein or as Lender or Lender’s counsel may reasonably require in connection herewith.

ARTICLE IV

CONDITIONS SUBSEQUENT TO CLOSING

Unless waived in writing by Lender, the conditions set forth in Sections 4.1 through 4.3 shall constitute express post-closing conditions to any obligation of Lender hereunder which must be satisfied by Borrower no later than 4:30 p.m. (Hawaii Standard Time) on May 31, 2008.

4.1.                              Receipt of Evidence of Tax Payments.  Lender shall have received evidence, such as a tax clearance certificate, in form and substance acceptable to Lender, that Borrower and Nutrex have paid all federal, state and local income taxes and have filed all federal, state and local tax returns and reports, that all amounts required to be withheld from employees’ wage payments have been withheld and have been paid to the proper governmental agency, and that no judgment or tax lien is in existence with respect to Borrower or Nutrex.

4.2.                              Lessor’s Consent, Estoppel Certificate and Subordination Agreement.  Borrower shall have obtained and delivered to Lender and recorded the duly executed Lessor’s Consent to Mortgage, the Lessor’s Estoppel Certificate and the Lessor’s Subordination Agreement.

4.3.                              Miscellaneous.  Lender shall have received such other documents, certificates, instruments and agreements as shall be required hereunder or provided for herein or as Lender or Lender’s counsel may reasonably require in connection herewith.

Notwithstanding anything to the contrary contained herein or in any Loan Documents, failure of Borrower to satisfy all post-closing conditions herein by 4:30 p.m. (Hawaii Standard Time) on May 31, 2008 shall constitute an Event of Default, as provided in Article XIII below.

ARTICLE V

FINANCING

5.1.                              Term Loan.  Lender agrees to make a term loan to Borrower in the principal amount of ONE MILLION SEVEN SEVENTY EIGHT THOUSAND FOUR HUNDRED DOLLARS AND NO/100 DOLLARS ($1,078,400.00), which shall be repayable with interest in accordance with the terms of the Term Note.

5.2.                              Use of Proceeds.  Borrower agrees that the proceeds of the Term Loan shall be used as follows:

(a)                                  $1,000,000.00 shall be used for working capital purposes.

(b)                                 $78,400.00 shall be used to pay for Soft Costs.

ARTICLE VI

SECURITY INTEREST – COLLATERAL

6.1.                              Collateral.  To secure the prompt payment and performance to Lender of the Loan Obligations, Borrower hereby grants to Lender a continuing security interest in and lien upon all of the following property and interests in property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, namely the:

(a)                                  Property Collateral;

(b)                                 Equipment Collateral;

(c)                                  Fixtures Collateral;

(d)                                 Inventory Collateral;

(e)                                  Accounts Receivable Collateral; and

(f)                                    All products and/or proceeds of any and all of the foregoing, including, without limitation, insurance proceeds.

Lender shall record UCC-1 financing statements covering such Collateral in the applicable recording offices executed by Borrower as requested by Lender.

6.2.                              Security Instruments.  With respect to the Property Collateral and Fixtures Collateral located within the State of Hawaii:

6.2.1                        Pre-Closing.  Borrower shall deliver to Lender on or before the Closing Date, the duly executed Sublessor’s Consent, Estoppel Certificate and Subordination Agreement to be recorded in the Bureau.

6.2.2                        Post-Closing.  Borrower shall deliver to Lender subsequent to closing, the Lessor’s Consent to Mortgage, the Lessor’s Estoppel Certificate and the Lessor’s Subordination Agreement to be recorded in the Bureau in accordance with Section 4.2 above.  With respect to the Accounts Receivable Collateral, Inventory Collateral and Equipment Collateral, Borrower and Nutrex shall each deliver to Lender at or prior to the Closing Date, Security Agreements duly executed by Borrower and Nutrex respectively.  Lender shall record UCC-1 financing statements covering such Collateral in the applicable recording offices.

ARTICLE VII

REPRESENTATIONS, WARRANTIES, AND COVENANTS

APPLICABLE TO PROPERTY COLLATERAL

With respect to the Property Collateral, Borrower hereby represents, warrants and covenants to Lender as set forth in Sections 7.1 through 7.4, inclusive.

7.1.                              Sale of Property Collateral.  Borrower will not sell, lease, exchange, or otherwise dispose of any of the Property Collateral without the prior written consent of Lender.

7.2.                              Insurance.  Borrower agrees that it will obtain and maintain insurance on the Property Collateral with such company and in such amounts and against such risks as Lender may reasonably request (except that business interruption insurance will be limited to ninety (90) days), including, but not limited to, fire, hazard and general liability coverage, with loss payable to Lender as its interests may appear.  Such insurance shall not be canceled by Borrower, unless with the prior written consent of Lender.  Such insurance policy or policies shall contain the “New York Standard Mortgagee Clause”, stating in effect, that the interest of Lender shall not be invalidated by (i) any act or neglect of Borrower (including arson or a related act); (ii) by foreclosure or other proceedings relating to the Property Collateral; (iii) by any change in the title or ownership of the property; or (iv) the occupation of the premises for purposes more hazardous than permitted by the policy.  In addition, if the Property Collateral is located within a special flood hazard area, Borrower will obtain and maintain federal flood insurance (including mud slide and soil erosion protection) if eligible, in amounts of coverage equal to the lesser of (i) the outstanding balance of the Term Loan; (ii) the insurable value of the property; or (iii) the maximum limit of coverage available.  A surveyor’s affidavit evidencing an examination of an official flood map must be delivered to Lender on or prior to the Closing Date, if required by Lender.

In addition, and as referenced in Section 4.12, Lender shall receive a title insurance policy on the Property Collateral naming Lender as insured as soon as the same shall issue after recordation of all Security Instruments related to the transactions contemplated herein in form and substance satisfactory to Lender.  Borrower shall pay all premiums and fees related to such title insurance.

7.3.                              Good Title; No Existing Encumbrances.  Borrower owns the Property Collateral free and clear of any and all prior security interests, liens or encumbrances thereon other than any Permitted Encumbrances, and no financing statements or other evidence of the grant of a security interest respecting the Property Collateral exist on the public records as of the date hereof other than any evidencing the Permitted Encumbrances.

7.4.                              Right to Grant Security Interest; No Further Encumbrances.  Borrower has the right to grant a security interest in the Property Collateral to Lender.  Borrower will pay all taxes and other charges against the Property Collateral.  Borrower will not use the Property Collateral illegally or allow the Property Collateral to be encumbered, except for the security interest in favor of Lender granted herein and except for any Permitted Encumbrances.

ARTICLE VIII

REPRESENTATIONS, WARRANTIES, AND COVENANTS

APPLICABLE TO EQUIPMENT COLLATERAL AND FIXTURES COLLATERAL

With respect to the Equipment Collateral and Fixtures Collateral, Borrower hereby represents, warrants and covenants to Lender as set forth in Sections 8.1 through 8.5, inclusive.

8.1.                              Sale of Equipment Collateral and Fixtures Collateral.  Except as permitted herein and elsewhere in this Agreement, Borrower will not sell, lease, exchange, or otherwise dispose of any of the Equipment Collateral and Fixtures Collateral without the prior written consent of Lender; provided, however, that with notice to but without the necessity of consent of Lender, from time to time hereafter, in the ordinary course of business, Borrower may sell, exchange or otherwise dispose of portions of its Equipment Collateral and Fixtures Collateral which are obsolete, worn out or unsuitable for continued use, if the Equipment Collateral and Fixtures Collateral is replaced promptly with equipment constituting Equipment Collateral and Fixtures Collateral having a market value equal to or greater than the Equipment Collateral and Fixtures Collateral so disposed of and in which Lender shall obtain and have a first priority security interest pursuant hereto.

8.2.                              Insurance.  Borrower agrees that it will obtain and maintain insurance on the Equipment Collateral and Fixtures Collateral with such companies and in such amounts and against such risks as Lender may reasonably request, with loss payable to Lender as its interests may appear.  Such insurance shall not be canceled by Borrower, unless with the prior written consent of Lender.

8.3.                              Good Title; No Existing Encumbrances.  Borrower owns the Equipment Collateral and Fixtures Collateral free and clear of any prior security interest, lien or encumbrance, and no financing statements or other evidences of the grant of a security interest respecting the Equipment Collateral and Fixtures Collateral exist on the public records as of the date hereof other than any evidencing the Permitted Encumbrances, and other than financing statements that will be paid off and canceled of record, with proceeds of this Term Loan.

8.4.                              Right to Grant Security Interest; No Further Encumbrances.  Borrower has the right to grant a security interest in the Equipment Collateral and Fixtures Collateral to Lender.  Borrower will pay all taxes and other charges against the Equipment Collateral and Fixtures Collateral, and will not use the Equipment Collateral and Fixtures Collateral illegally or allow the same to be encumbered, except for the security interest in favor of Lender granted herein and except for any Permitted Encumbrances.  Nothing herein, however, shall prevent Borrower from leasing any Equipment required in the operation of the Facilities.

8.5.                              Location.  As of the date hereof, the Equipment Collateral and Fixtures Collateral are located only at the Collateral Locations, and Borrower hereby covenants with Lender not to move any portion of the Equipment Collateral and Fixtures Collateral without at least thirty (30) days prior written notice to Lender; provided, however, that nothing contained herein shall be deemed to prohibit Borrower, without notice to or the consent of Lender, from transferring temporarily (for periods not to exceed thirty (30) days in any event) any Equipment Collateral and Fixtures Collateral from a Collateral Location to another location at any time or from time to time hereafter for the limited repairing, refurbishing or overhauling such equipment in the ordinary course of business.

ARTICLE IX

REPRESENTATIONS, WARRANTIES, AND COVENANTS

APPLICABLE TO

ACCOUNTS RECEIVABLE COLLATERAL AND INVENTORY COLLATERAL

With respect to the Accounts Receivable Collateral and Inventory Collateral, Borrower hereby represents, warrants and covenants to Lender as set forth in Section 9.1 through 9.4, inclusive.

9.1.                              Sale of Accounts Receivable Collateral and Inventory Collateral.  Except as permitted elsewhere in this Agreement, Borrower will not sell, lease, exchange, or otherwise dispose of any of the Accounts Receivable Collateral and Inventory Collateral without the prior written consent of Lender, provided, however, that Inventory Collateral may be sold in the ordinary course of Borrower’s business.

9.2.                              Good Title; No Existing Encumbrances.  Borrower owns the Accounts Receivable Collateral and Inventory Collateral free and clear of any prior security interest, lien or encumbrance, and no financing statements or other evidence of the grant of a security interest respecting the Accounts Receivable Collateral and Inventory Collateral exist on the public records as of the date hereof other than any evidencing the Permitted Encumbrances.

9.3.                              Right to Grant Security Interest; No Further Encumbrances.  Borrower has the right to grant a security interest in the Accounts Receivable Collateral and Inventory Collateral to Lender.  Borrower will pay all taxes and other charges against the Accounts Receivable Collateral and Inventory Collateral, and will not use the Accounts Receivable Collateral and Inventory Collateral illegally or allow the same to be encumbered, except for the security interest in favor of Lender granted herein and except for any Permitted Encumbrances.

9.4.                              Location.  As of the date hereof, the Accounts Receivable Collateral and Inventory Collateral are located only at the Collateral Locations, or within the boundaries of Kailua-Kona, Hawaii, and Borrower hereby covenants with Lender, except for in the ordinary course of business, not to move any portion of the Accounts Receivable Collateral and Inventory Collateral without at least thirty (30) days prior written notice to Lender.  Borrower will execute and cause any other parties to execute any and all security agreements, financing statements, or other agreements requested by Lender related to any such Collateral and Collateral Locations as reasonably requested by Lender.

ARTICLE X

GENERAL REPRESENTATIONS AND WARRANTIES

In order to induce Lender to enter into this Agreement, Borrower hereby represents and warrants to Lender as set forth in Sections 10.1 through 10.18, inclusive.

10.1.                        Principal Business Activity.  Borrower is engaged in the business of owning and operating a microalgae growing and processing facility.

10.2.                        Corporate Existence and Qualification.  Borrower is organized, validly existing and in good standing under the laws of the State of Nevada and authorized to transact business in Hawaii.  Borrower’s principal place of business, chief executive office and office where it keeps principally all of its books and records are located at the Executive Office.

10.3.                        Corporate Power and Authority; Validity and Binding Effect.  Borrower has the power to make, deliver and perform under the Loan Documents, and Borrower has the right to borrow hereunder, and all of the foregoing parties have taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of the Loan Documents.  This Agreement constitutes, and the remainder of Loan Documents, when executed and delivered for value received, will constitute, the valid obligations of Borrower, legally binding upon them and enforceable against Borrower in accordance with their respective terms.  The undersigned officers of Borrower are duly authorized and empowered to execute, attest and deliver this Agreement and the remainder of the Loan Documents for and on behalf of Borrower and to bind Borrower accordingly thereby.

10.4.                        Financial Statements.  The balance sheets and income statements of Borrower were submitted to Lender in connection herewith, copies of which are attached hereto as Exhibit “H”, are true and complete and accurately and fairly represent the financial condition of Borrower, the results of operations and the transactions in the equity accounts as of the date and for the periods referred to therein, and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved.  There are no material Liabilities, direct or indirect, fixed or contingent, as of the date of such Financial Statements that are not reflected therein or in the note thereto.  There has been no material adverse change in the financial condition, operations, or prospects of Borrower since the date of the latest balance sheet contained in such Financial Statements.  If, by the time of the Closing Date, Borrower’s Financial Statements are more than ninety (90) days old, Lender may require current Financial Statements which shall be submitted to the RD.

10.5.                        Pending Matters.  No action, suit, investigation or proceeding is pending or threatened against Borrower at law or in equity (whether or not reportedly on behalf of Borrower) before or by any court or federal, state or municipal or other governmental department, commission, board, bureau, agency or instrumentality which may result in any adverse change in business, operations, properties or assets or in the conditions, finances or otherwise in Borrower, nor is Borrower in violation of any agreement, the violation of which might reasonably be expected to have a materially adverse effect on its business or assets, nor is Borrower in violation of any order, judgment, or decree of any court, or any statute or governmental regulation to which such Borrower is subject.

10.6.                        Disclosure.  All information furnished or to be furnished by Borrower to Lender in connection with the Term Loan or any of the Loan Documents, is, or will be at the time the same is furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to provide Lender a true and accurate knowledge of the subject matter.  Borrower has no knowledge of any liability of any nature, whether accrued, absolute, contingent or otherwise, which singularly or in the aggregate could have a materially adverse effect upon the economic condition of Borrower or the Facility.

10.7.                        ERISA.  Borrower is in compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

10.8.                        Proceedings Pending.  There are no proceedings pending or, to the best of Borrower’s knowledge, threatened, to acquire any part of the Property Collateral by any power of condemnation or eminent domain, or to enjoin or similarly prevent or restrict the use of the Property or the operation of the Facility in any manner.

10.9.                        Compliance with Applicable Laws.  The Facility and the property on which it is situated comply with all applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act and regulations thereunder, and all laws, ordinances, rules and regulations relating to zoning, building codes, setback requirements and environmental matters.

10.10.                  No Material Litigation.  Except as set forth on Exhibit “I”  attached hereto, there are no proceedings pending or, so far as Borrower knows, threatened, before any court or administrative agency that might materially or adversely affect the financial condition or operations of Borrower.

10.11.                  No Default.  Except as set forth in Exhibit “J” attached hereto, Borrower is not in default in the payment of any of its material obligations, and there exists no event, condition or act which constitutes an Event of Default as defined herein, and no condition, event, or act which with notice or lapse of time would constitute such event of default.

10.12.                  Taxes.  Borrower has filed or caused to be filed all tax returns required to be filed by it and has paid all taxes shown to be due and payable on said returns or on any assessments made and shall furnish Lender with copies of its annual tax returns within ten (10) days after they have been filed.

10.13.                  Adverse Contracts.  Except as set forth on Exhibit “K” attached hereto, Borrower is not a party to any contract or agreement, or subject to any charge, corporate restriction, judgment, decree or order which materially and adversely affects its business, property, assets, operations or condition, financial or otherwise.

10.14.                  Insolvency.  After giving effect to the execution and delivery of the Loan Documents and the making of any disbursements under the Term Note, Borrower will not be “Insolvent” within the meaning of such term as defined in Section 101(26) of the Bankruptcy Code, or be unable to pay its debts generally as such debts become due.

10.15.                  Title.  Borrower has good and marketable title to all the Collateral, subject to no material lien of any kind except as otherwise disclosed in writing to Lender, and except for the Permitted Encumbrances.

10.16.                  No Violations.  The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents has been duly authorized by all necessary corporate actions, if necessary, and does not and will not require any additional consent or approval of the shareholders and directors of Borrower and will not violate any provision of any law, rule, regulation (including, without limitation, if applicable, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or the charter or by-laws of Borrower, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected; and Borrower is not  in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument, except as may be disclosed in Exhibit “L”.

10.17.                  RD Guaranty Commitment Representations.  Without limiting any of the representations, warranties, or certifications otherwise made by Borrower herein, Borrower hereby makes the warranties, representations, and certifications required of Borrower under the RD Guaranty Commitment attached hereto as Exhibit “D”, which is incorporated herein by reference in its entirety.

10.18.                  Continuing Representations.  These representations shall be considered to have been made again at and as of the date of each advance made under the Term Note and shall be true and correct as of that date.

10.19.                  Trade Names.  Borrower has not changed its name or been known by any other name within the last five (5) years.

ARTICLE XI

GENERAL AFFIRMATIVE COVENANTS

Borrower covenants and agrees with Lender that from and after the date hereof, and so long as the Term Loan remains outstanding, that it will comply with the covenants set forth in Sections 11.1 through 11.36, inclusive.

11.1.                        Payment of Loan/Performance of Loan Obligations.  Duly and punctually pay or cause to be paid the principal and interest of the Term Note in accordance with its terms and duly and punctually pay and perform or cause to be paid or performed all Loan Obligations hereunder and under the other Loan Documents.

11.2.                        Maintenance of Existence.  Borrower shall maintain in the state of its incorporation, and, in each jurisdiction in which the character of the property owned by them or in which the transaction of their business makes qualification necessary, good standing.

11.3.                        Use of Proceeds.  Borrower will use the net proceeds of the Term Loan only for the purposes set forth in Section 5.2 in the conduct of the business in which it is presently engaged, or in which it presently proposes to engage.

11.4.                        Accrual and Payment of Taxes.  Borrower, during each Fiscal Year, shall accrue all current tax liabilities of all kinds, all required withholding of income taxes of employees, all required old age and unemployment contributions, and all required payments to employee benefit plans, and pay the same when they become due.

11.5.                        Payment of Taxes and Obligations.  Borrower will pay and discharge promptly all taxes, assessments and other governmental charges and claims levied or imposed upon it or its property, or any part thereof, provided, however, that it shall have the right in good faith to contest any such taxes, assessments, charges or claims, and, pending the outcome of such contest, to delay or refuse payment thereof provided that adequate funded reserves are established by it to pay and discharge any such taxes, assessments, charges and claims.  Borrower shall, on an annual basis not later than sixty (60) days after the end of each tax year, provide reasonable evidence to Lender that all income and withholding taxes have been paid.

11.6.                        Records Respecting Collateral.  Adequate records of Borrower with respect to the Collateral will be kept at the Executive Office (subject to being changed pursuant to Section 11.10) and will not be removed from such address without the prior written consent of Lender.

11.7.                        Right to Inspect.  Lender (or any person or persons designated by it) shall, in its sole discretion, have the right to call at any place of business of Borrower at any reasonable time, and, without hindrance or delay, inspect, audit, appraise, check and make extracts from any books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral and to Borrower’s business or to any other transactions between the parties hereto.

11.8.                        Financial and Other Information.  Borrower shall provide or cause to be provided to Lender, the following Financial Statements and information on a continuing basis and as Lender may require from time to time:

(a)                                  Quarterly Financial Statements of Borrower.  Within forty-five (45) days after the end of each calendar quarter Borrower will provide Lender with an internally prepared compilation report which, as a minimum, includes a consolidated balance sheet and profit and loss statement of the business of Borrower together with a statement providing an aging of accounts receivable and accounts payable, showing the status at the end of the quarter, and signed by an appropriate officer of Borrower.  The officer will comment relative to the required loan covenants being met and/or not met and any corrective action necessary or planned.  Borrower shall provide to Lender the aforementioned quarterly reports for a minimum period of thirty-six (36) months after the Closing Date and during the remaining life of the Loan with the only exception being that Borrower has been current with the guaranteed loan payments for twenty-four (24) consecutive months, is maintaining a greater than 1.25 to 1.0 Debt Service Coverage, and is in compliance with all other applicable RD regulations.  Borrower shall promptly from time to time as required by Lender, submit such other information concerning the business, conditions and affairs of Borrower, as Lender may reasonably request.  Lender will provide Borrower’s quarterly financial statements to RD; however, no formal analysis or report will be prepared by Lender and provided to RD unless deemed necessary by Lender due to adverse change in Borrower’s financial condition.

(b)                                 Annual Financial Statements.  Commencing at the end of the first full Fiscal Year after the date hereof, Borrower shall furnish Lender, within ninety (90) days of the end of Borrower’s Fiscal Year, annual audited Financial Statements of Borrower’s affairs prepared by an independent certified public accountant satisfactory to Lender and certified in a manner satisfactory to Lender as accurately reflecting the condition and affairs of the business of Borrower, which report shall contain among other matters, a balance sheet as of the end of Borrower’s Fiscal Year, a profit and loss statement showing the result of operations of Borrower for the Fiscal Year, a reconciliation of surplus, and any applicable accountant’s notes, all as prepared in accordance with GAAP and applied on a basis consistently maintained throughout the period involved.  Furthermore, the independent certified public accountant will notify Lender if Borrower is not in compliance with any financial covenant contained in this Agreement, and the RD Guaranty Commitment.  Borrower shall also submit to Lender such other information concerning the conditions and affairs of the business as Lender may reasonably request.

11.9.                        Maintenance of Insurance.  In addition to and cumulative with any other requirements herein imposed on Borrower with respect to insurance, Borrower shall maintain insurance with responsible insurance companies on such of its properties and employees, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, but in any event to include loss, damage, flood, windstorm, fire, theft, extended coverage, crop insurance, workers compensation and products liability and business interruption insurance (not to exceed ninety 90 days) in amounts satisfactory to Lender, which such insurance shall not be canceled by Borrower unless with the prior written consent of Lender.  Borrower shall file with Lender, upon its request, a detailed list of such insurance then in effect stating the names of the insurance companies, the amounts and rates of insurance, the date of expiration thereof, the properties and risks covered thereby and the insured with respect thereto, and, within thirty (30) days after notice in writing from Lender, obtain such additional insurance as Lender may reasonably request.

11.10.                  Change of Principal Place of Business.  Borrower hereby understands and agrees that if, at any time hereafter, Borrower elects to move its principal place of business, or if Borrower elects to change its respective name, identity or structure, Borrower will obtain Lender’s approval in writing at least thirty (30) days prior thereto.

11.11.                  Waivers.  With respect to the Collateral Location, Borrower will obtain such waivers of lien, estoppel certificates or subordination agreements as Lender may reasonably require to insure the priority of its security interest in that portion of the Collateral situated at such locations.

11.12.                  Compliance with Laws.  Borrower shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, all applicable environmental laws and Hazardous Materials Laws and shall pay all taxes, assessments, charges, claims for labor, supplies, rent and other obligations which, if unpaid, might give rise to a Lien against the Collateral, except Liens to the extent permitted in Section 12.1 of this Agreement.  Borrower certifies that the Facility, if applicable, is accessible to the public in compliance with the Americans with Disabilities Act.  The noncompliance with the aforesaid shall be construed to constitute a material adverse effect upon the business or credit of Borrower.

11.13.                  Junior Financing.  Borrower shall not without the prior written consent of Lender incur any additional indebtedness relating to the Facility, if applicable, or create or permit to be created or to remain, any mortgage, pledge, lien, lease, encumbrance or charge on, or conditional sale or other title retention agreement whether prior to or subordinate to the liens of the Mortgage and Security Agreements, with respect to the Facility, or any part thereof, or income therefrom other than the Mortgage and Security Agreements provided for herein.

11.14.                  Books and Records.  Borrower shall permit, and cause to permit, persons designated by Lender to inspect any and all of the properties and books and records of Borrower and those books and records of Borrower pertaining to the Facility, and to permit Lender to make copies of and to discuss the affairs of Borrower and the Facility with officers of such parties as designated by Lender, all at such times as Lender shall request.

11.15.                  Payment of Indebtedness.  Borrower shall duly and punctually pay or cause to be paid all Indebtedness now owing or hereafter incurred by Borrower in accordance with the terms of such Indebtedness, except such Indebtedness owing to those other than Lender which is being contested in good faith and with respect to which any execution against collateral of Borrower have been effectively stayed and for which reserves adequate for payment have been established.

11.16.                  Records of Accounts.  Borrower shall maintain all records, including records pertaining to accounts receivable of Borrower at the chief executive offices of Borrower as set forth in this Agreement.

11.17.                  Notice of Loss.  Borrower shall immediately notify Lender of any event causing a loss or depreciation in value of Borrower’s assets in excess of $50,000.00 and the amount of such loss or depreciation, except Borrower shall not be required to notify Lender of depreciation in building and equipment resulting from ordinary use thereof.

11.18.                  Conduct of Business.  Borrower shall cause the operation of the Facility to be conducted at all times in a prudent manner in compliance with applicable laws and regulations relating thereto and cause all licenses, permits, certificates, and any other agreements necessary for the use and operation of the Facility to remain in effect.

11.19.                  Condition of Properties.  Borrower shall keep all buildings, improvements, machinery and equipment located on or used or useful in connection with the respective Facility in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions and improvements thereto to keep the same in good operating condition.

11.20.                  Inventory, Fixtures and Equipment.  Borrower shall maintain, or cause to be maintained, sufficient inventory, fixtures and equipment of types and quantities at the Facility necessary to enable Borrower adequately to perform operations at such Facility.

11.21.                  Certificate.  Upon Lender’s written request, furnish Lender with a certificate stating that Borrower has complied with and is in compliance with all terms, covenants and conditions of the Loan Documents and there exists no Default or Event of Default or, if such is not the case, that one or more specified events have occurred, and that the representations and warranties contained herein are true with the same effect as though made on the date of such certificate.

11.22.                  Litigation; Default Conditions and Events of Default.  Upon its receipt of notice or knowledge thereof, Borrower will report to Lender: (i) any lawsuit or administrative proceeding in which Borrower is a defendant wherein the amount of damages claimed exceeds $50,000.00; or (ii) the existence and nature of any Default Condition or Event of Default hereunder.

11.23.                  Costs.  Borrower shall pay or reimburse Lender for all costs and fees incurred by Lender in preparing and documenting this Agreement and the Term Loan, and all amendments and modifications thereof.

11.24.                  Execution of Other Documents.  Borrower will, upon demand by Lender, promptly execute all such additional agreements, contracts, indentures, documents and instruments in connection with this Agreement as Lender, in its sole discretion, may reasonably consider necessary.

11.25.                  Litigation and Attorneys Fees.  Borrower will pay promptly to Lender without demand, reasonable attorneys fees and all costs and other expenses paid or incurred by Lender in collecting or compromising the Term Loan or in enforcing or exercising its rights or remedies created by, connected with or provided in this Agreement or any other agreement or instrument required by Lender in connection with the Term Loan, whether or not suit is filed.

11.26.                  Further Assurances.  Borrower shall duly execute and/or deliver (or cause to be duly executed and/or delivered) to Lender any instrument, invoice, document, document of title, warehouse receipt, bill of lading, order, financial statement, assignment, waiver, consent or other writing which may be reasonably necessary to Lender to carry out the terms of this Agreement and any of the other Loan Documents and to perfect its security interest in and facilitate the collection of the Collateral, the proceeds thereof, and any other property at any time constituting security to Lender.  Borrower shall perform or cause to be performed such acts as Lender may request to establish and maintain for Lender a valid and perfected security interest in and security title to the Collateral, free and clear of any liens, encumbrances or security interests other than in favor of Lender.

11.27.                  Debt to be Borrower’s Debt.  All debt to be repaid from loan proceeds is debt of Borrower and not debt of any other entity.

11.28.                  Current Ratio.  Commencing with the Closing Date and for each and every fiscal year-end thereafter, Borrower shall maintain a current ratio (current assets divided by current liabilities) of not less than 1.3 to 1.0.

11.29.                  Minimum Tangible Balance Sheet Equity.  Borrower shall maintain a tangible balance sheet equity of at least ten percent (10%) at the time of execution of this Agreement, and all the times during the term of the Term Loan.

11.31.                  Minimum Debt-to-Tangible Net Worth Ratio.  Borrower shall maximum debt-to-tangible net worth ratio of no more than 1.3 to 1.0 for each fiscal year-end.

11.32.                  RD Guaranty Commitment.  Borrower agrees that it shall comply with each and every provision of that certain RD Guaranty Commitment as issued by the RD, and Borrower agrees to provide all information and certifications and any other matters to Lender that Lender deems necessary for issuance of Lender’s certifications required in the RD Guaranty Commitment, attached hereto as Exhibit “D”.

11.33.                  Employee Reports.  Borrower shall submit a report annually to Lender and RD as of December 31, indicating the total number permanent, part-time and seasonal employees.

11.34.                  Repayment Schedule.  A schedule detailing payment and amortization of the loan is attached as Exhibit “F”.

11.35.                  Arms Length Transactions.  All of Borrower’s transactions will be at arms length and competitive with any of the officers, employees, directors, or their spouses and family members that may buy, sell, or trade to it. The same will apply to any entity that they may be a stockholder, director, or own any interest in, as well as a spouse or family member.

11.36.                  Stockholder Debt.  Any and all debts to stockholders, officers or affiliates  now or hereafter made will be subordinated to the Term Loan or converted to stock.

ARTICLE XII

NEGATIVE COVENANTS

Borrower covenants and agrees with Lender that from and after the date hereof and so long as any amount remains unpaid on the Term Loan, it will not, without the prior written consent of Lender, do any of the things or acts set forth in Sections 12.1 through 12.16, inclusive.

12.1.                        No Encumbrances.  Borrower will not create, incur, assume, or suffer to exist any deed to secure debt, mortgage, deed of trust, pledge, assignment, lien, charge, encumbrance on, or security interest or security title of any kind on the Land and/or Collateral described in Section 6.1 of this Agreement or on any of their personal property except for:  (i)  liens for taxes not yet due or being contested as permitted by this Agreement; (ii)  liens at any time existing in favor of Lender; (iii)  any Permitted Encumbrances; (iv) inchoate Liens arising by operation of law for the purchase of labor, services, materials, equipment or supplies, provided payment shall not be delinquent and, if such Lien is a lien upon the Collateral, which Lien is fully subordinate to the applicable Deed, Mortgage and/or Security Agreement covering such Collateral, is disclosed to Lender and is being contested by Borrower in good faith and Borrower is diligently pursuing such contest to completion, and adequate reserves, as determined by Lender, are being maintained therefore; and (v) liens incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for money borrowed or for credit received in respect of property acquired) entered into the ordinary course of business as presently conducted or to secure obligations for surety or appeal bonds.

12.2.                        Dividends/Bonuses.  Borrower will not, without Lender’s prior written consent, make any bonuses to any officers of Borrower or declare or pay any dividends on its own common stock, or authorize or make any other distribution with respect to any of its stock now or hereafter outstanding.  Notwithstanding the foregoing, Borrower shall be permitted to pay dividends or bonuses provided that Borrower has been current on the Term Loan for twelve (12) consecutive months, an after-tax profit was made in the preceding Fiscal Year, all of Borrower’s debts are paid to a current status, the business of Borrower is maintaining a greater than 1.25 to 1.0 cash flow to Debt Service Coverage, Borrower is still in compliance with all other loan conditions and regulations of the RD, and prior written consent of Lender is obtained.  After Lender has determined that all of the above parameters have been met and a deduction has been made for any accounts payable, such cash dividends or bonuses to officers of Borrower, will not exceed fifty percent (50%) of net earnings of Borrower.

12.3.                        Merger, Sale, Assignments, Etc.  Borrower will not liquidate or dissolve or otherwise terminate its legal status or enter into any consolidation, merger, partnership, reorganization or other combination, or convey, or sell, assign, lease or otherwise dispose of all or the greater part of its assets or businesses (now owned or hereafter acquired) (whether in one transaction or in a series of transactions), or permit Borrower to sell, assign, lease or otherwise dispose of, all or the greater part of the assets or business of another, or made any substantial change in the basic type of business conducted by it as of the date hereof, without the prior written consent of Lender, which may be granted or refused by Lender in Lender’s sole discretion.

12.4.                        Disposition of Assets.  Borrower will not sell, lease, transfer or otherwise dispose of Collateral, unless any such disposition shall be in the ordinary course of business for a full and fair consideration, which in no event shall include a transfer for full or partial satisfaction of a preexisting debt.

12.5.                        Change in Business.  Borrower will not make any material change in the nature of its business as it is being conducted as of the date hereof, without the prior consent of Lender, which will not be unreasonably withheld.

12.6.                        Changes in Accounting.  Borrower will not change its methods of accounting, unless such change is permitted by GAAP, and provided such change does not have the effect of curing or preventing what would otherwise be an Event of Default or default had such change not taken place.

12.7.                        ERISA Funding and Termination.  Borrower will not permit (a) the funding requirements of ERISA with respect to any employee plan to be less than the minimum required by ERISA at any time, or (b) any employee plan to be subject to involuntary termination proceedings at any time.

12.8.                        Transactions with Affiliates.  Borrower will not enter into any transaction with any Person affiliated with such Borrower other than in the ordinary course of its business and on fair and reasonable terms no less favorable to such Borrower than those they would obtain in a comparable arms-length transaction with a Person not an affiliate.

12.9.                        Change of Use.  Borrower will not alter or change the use of the Facility or enter into any lease or management agreement for the Facility other than the leases and management agreements in place as of the date of this Agreement, unless Borrower first notifies Lender and provides Lender a copy of the proposed lease or management agreement, obtains Lender’s written consent and obtains and provides Lender with a subordination agreement in form satisfactory to Lender from such lessee or manager subordinating to all rights of Lender.

12.10.                  Place of Business.  Borrower will not change its chief executive offices or open any new place of business without first giving Lender at least thirty (30) days prior written notice thereof and promptly providing Lender such information as Lender may request in connection therewith.

12.11.                  No Advances.  Borrower shall not, during the life of the Term Loan, make any advances or loans to any officer, owner, stockholder, director and/or affiliate of Borrower, during this Term Loan, without Lender’s prior written consent.

12.12.                  No Increase in Borrower’s Compensation.  Borrower will not increase the salaries and compensations of officers and owners of Borrower unless Borrower has been current with the Term Loan payments for twelve (12) consecutive months, an after-tax profit was made in the preceding Fiscal Year, all of Borrower’s debts are paid to a current status, the business is maintaining a minimum 1.25 to 1.0 cash flow to Debt Service Coverage after the Closing Date, and Borrower is in compliance with all loan conditions.

12.13.                  No Sale or Disposition of Business Collateral.  Borrower will not sell or otherwise dispose of collateral described in Section 6.1 of this Agreement, other than as permitted herein and by RD regulations.

12.14.                  Change of Ownership.  Borrower will not materially change the ownership of Borrower such that the change would result in a change of control of Borrower, without obtaining Lender and RD’s consent and without complying with all applicable RD regulations.

12.15.                  Purchase of Capital Improvements.  Borrower shall not expend in excess of $500,000.00 for capital improvements during any Fiscal Year, without the prior written consent of Lender.  This prohibition does not apply upon Borrower purchasing machinery and equipment being replaced due to depreciation or obsolescence.

12.16.                  Liabilities of Third Parties.  Borrower will refrain from assuming any liabilities or obligations of any third parties, including but not limited to, the officers or directors of Borrower.  Borrower will refrain from co-signing or endorsing liabilities or obligations or indebtedness of other persons or entities during the life of this Term Loan.  Also, its principals will refrain from co-signing or endorsing any liability or obligation which will substantially weaken their financial condition.  In addition, Borrower will not obligate itself without approval of Lender for liabilities of other persons or entities in excess of $100,000.00 outside of the normal course of business.

ARTICLE XIII

EVENTS OF DEFAULT

The occurrence of any events or conditions described in Sections 13.1 through 13.9 shall constitute an Event of Default hereunder, provided that the requirements for the giving of notice and the lapse of time provided for in Section 13.10 have been satisfied.

13.1.                        Term Note.  Borrower shall fail to make any payments of principal of or interest on the Term Note when due and not cure same within ten (10) days of the occurrence of the default.

13.2.                        Misrepresentations.  Any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of Borrower, pursuant to or in connection with this Agreement or otherwise (including, without limitation, representations and warranties contained herein or in any Loan Documents) or as an inducement to Lender to extend any credit to or to enter into this or any other agreement with Borrower, in connection with this Term Loan, proves to have been false in any material respect at the time when the facts therein set forth were stated or certified, or proves to have omitted any substantial contingent or unliquidated liability or claim against Borrower, or on the date of execution of this Agreement there shall have been any material adverse change in any of the facts previously disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed to Lender in writing at or prior to the time of such execution.

13.3.                        Covenants.  Borrower shall fail to perform, keep or observe any other term, provision, condition, covenant, undertaking, warranty or representation contained in this Agreement or in the other Loan Documents, which is required to be performed, kept or observed and such failure is not cured to Lender’s satisfaction within thirty (30) days after Lender gives Borrower written notice identifying such failure; or any Event of Default as defined in any other Loan Document occurs.

13.4.                        Other Debts.  Borrower shall default on any other agreement, document or instrument to which Borrower is a party, which default shall cause a material adverse effect on the businesses of Borrower, the value of the Collateral, or Lender’s interest therein.  Nutrex or any other wholly owned subsidiary of Borrower shall default in any agreement, document, instrument, loan, or obligation owed to Borrower.

13.5.                        Voluntary Bankruptcy.  Borrower shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement, re-adjustment of its debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, Federal, or foreign, now or hereafter existing; Borrower shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; Borrower shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian or trustee of Borrower for all or a substantial part of its property; Borrower shall make an assignment for the benefit of creditors; or Borrower shall be unable or shall fail to pay its debts generally as such debts become due, or Borrower shall admit, in writing, its inability or failure to pay debts generally as such debts become due.

13.6.                        Involuntary Bankruptcy.  There shall have been filed against Borrower an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of debts or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal or foreign, now or hereafter existing, and such petition is not dismissed within sixty (60) days after the entry of filing thereof; Borrower shall suffer or permit the involuntary appointment of a receiver, custodian or trustee of Borrower for all or a substantial part of its property and such appointment is not dismissed within sixty (60) days after such appointment was first made; or Borrower shall suffer or permit the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of Borrower and the same is not dismissed within sixty (60) days of the application thereof.

13.7.                        RD Guarantee.  The RD Guarantee shall be voided, repudiated, or breached.

13.8.                        Post-Closing Conditions.  Borrower fails to satisfy the post-closing conditions by 4:30 p.m. (Hawaii Standard Time) on May 31, 2008 in accordance with Article IV above.

13.9.                        Cross Default.  An event of default shall occur under any agreement evidencing or securing indebtedness owed by Borrower in favor of Lender, including but not limited to that certain term loan in the original principal amount of $3,500,000.00 (the “$3,500,000.00 Loan”) made by Lender in favor of Borrower pursuant to that certain Term Loan Agreement dated April 21, 2000.  Any Event of Default under this Agreement shall also constitute an Event of Default under the terms and conditions of the $3,500,000.00 Loan.

13.10.                  Right of Cure.  Any provision of this Agreement to the contrary notwithstanding, Lender shall not exercise any of its remedies for any Event of Default hereunder (including, without limitation, the right to acceleration of the balance of the indebtedness evidenced by the Term Note) until the thirtieth (30th) day after written notice from Lender to Borrower of said Event of Default or, in the Event of Default under Section 13.1 hereinabove, the tenth (10th) day after written notice. Written notice shall specify the nature of all such Events of Default and will be provided according to Section 15.8 hereinbelow.  If Borrower has not cured all such Events of Default after receipt of such notice, and the expiration of all cure periods, Lender shall be empowered to exercise all of its remedies under this Agreement.  Lender is only required to provide Borrower three (3) written default notices in any given calendar year.

Notwithstanding anything in the foregoing Article, all requirements of notice shall be deemed eliminated if Lender is prevented from giving such notice by bankruptcy or other applicable law.  The cure period, if any, shall then run from the occurrence of the Event of Default rather than from the date of notice.

ARTICLE XIV

REMEDIES

Upon the occurrence or existence of any Event of Default, or at any time thereafter, without prejudice to the rights of Lender to enforce its claims against Borrower for damages for failure by Borrower to fulfill any of its obligations hereunder, subject only to prior receipt by Lender of payment in full of the Term Loan in a form acceptable to Lender, Lender shall have all of the rights and remedies described in Sections 14.1 through 14.4, inclusive, and it may exercise any one, more, or all of such remedies, in its sole discretion, without thereby waiving any of the others.

14.1.                        Acceleration of the Term Loan.  Lender, at its option, subject to Section 13.9, may declare the Term Loan to be immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of nonpayment or any other notice required by law relative thereto, all of which are hereby expressly waived by Borrower.

14.2.                        Remedies of a Secured Party.  As it relates to the personal property collateral defined herein, Lender shall thereupon have the rights and remedies of a secured party under the UCC in effect on the date thereof (regardless of whether the same has been enacted in the jurisdiction where the rights or remedies are asserted), including, without limitation, the right to take possession of any of the Collateral, subject to the UCC, or the proceeds thereof, to sell or otherwise dispose of the same, and to apply the proceeds therefrom to the Term Loan in such order and manner as Lender, in its sole discretion, may elect.  Lender shall give Borrower written notice of the time and place of any public sale of the Collateral or the time after which any other intended disposition thereof is to be made.  The requirement of sending reasonable notice shall be met if such notice is given to Borrower pursuant to Section 15.8 at least ten (10) days before such disposition.  Expenses of retaking, holding, insuring, preserving, protecting, preparing for sale or selling or the like with respect to the Collateral shall include, in any event, reasonable attorneys fees and other legally recoverable collection expenses, all of which shall constitute obligations of Borrower.

14.3.                        Repossession of the Collateral.  As it relates to the personal property collateral defined herein, Lender may take the Collateral or any portion thereof into its possession, by such means (without breach of the peace) and through agents or otherwise as it may elect (and, in connection therewith, demand that Borrower assemble the Collateral at a place or places and in such manner as Lender shall prescribe), and sell, lease or otherwise dispose of the Collateral or any portion thereof in its then condition or following any commercially reasonable preparation or processing, which disposition may be by public or private proceedings, by one or more contracts, as a unit or in parcels, at any time and place and on any terms, so long as the same are commercially reasonable.

14.4.                        Other and Additional Remedies.  In addition to the rights and remedies of a secured party under the laws of the State of Hawaii and the rights and remedies granted in this Agreement, Lender shall have all of the rights and remedies set forth in the Mortgages, the Security Agreements, and in all of the other Loan Documents, which rights and remedies may be exercised successively or concurrently.

ARTICLE XV

MISCELLANEOUS

15.1.                        Waiver.  No remedy conferred upon, or reserved to, Lender in this Agreement or any of the other Loan Documents is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or in equity.  Exercise or omission to exercise any right of Lender shall not affect any subsequent right of Lender to exercise the same.  No course of dealing between Borrower and Lender or any delay on Lender’s part in exercising any rights shall operate as a waiver of any of Lender’s rights.  No waiver of any Event of Default under this Agreement or any of the other Loan Documents shall extend to or shall affect any subsequent or other then existing Event of Default or shall impair any rights, remedies or powers of Lender.  Except for any defense which would constitute a compulsory counterclaim, Borrower hereby agrees that any and all causes of action and claims which it may ever have against Lender shall not be raised by Borrower as a defense or counterclaim in any suit or proceeding brought by Lender against it for collection of the Loan Obligations or enforcement of this Agreement, but shall instead be brought, if at all, by a separate suit or proceeding.

15.2.                        Costs and Expenses.  Borrower will bear all taxes, fees and reasonable expenses (including reasonable fees and expenses of counsel for Lender) in connection with the preparation of this Agreement and the other Loan Documents, and in connection with any modifications thereto and the recording of any of the Loan Documents.  If, at any time, a Default occurs or Lender becomes a party to any suit or proceeding in order to protect its interests or priority in any collateral for any of the Loan Obligations or its rights under this Agreement or any of the Loan Documents, or if Lender is made a party to any suit or proceeding by virtue of the Term Loan, this Agreement or any collateral for any Loan Obligations and as a result of any of the foregoing, Lender employs counsel to advise or provide other representation with respect to this Agreement, or to collect the balance of the Loan Obligations, or to take any action in or with respect to any suit or proceeding relating to this Agreement, any of the other Loan Documents, any collateral for any of the Loan Obligations, or to protect, collect, or liquidate any of the security for the Loan Obligations, or attempt to enforce any security interest or lien granted to Lender by any of the Loan Documents, then in any such events, all of the reasonable attorney’s fees arising from such services, including fees on appeal and in any bankruptcy proceedings, and any reasonable expenses, costs and charges relating thereto shall constitute additional obligations of Borrower to Lender payable on demand of Lender.  Without limiting the foregoing, Borrower shall pay or reimburse Lender for all recording and filing fees, revenue or documentary stamps or taxes, intangibles taxes, and other expenses and charges payable in connection with this Agreement, any of the Loan Documents, the Loan Obligations, or the filing of any financing statements or other instruments required to effectuate the purposes of this Agreement.

15.3.                        Performance of Lender.  At its option, upon Borrower’s failure to do so, Lender may make any payment or do any act on Borrower’s behalf that Borrower or others are required to do to remain in compliance with this Agreement or any of the other Loan Documents, and Borrower agrees to reimburse Lender, on demand, for any payment made or expense reasonably incurred by Lender pursuant to the foregoing authorization, including, without limitation, reasonable attorneys’ fees.

15.4.                        Headings.  The headings of the Sections of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

15.5.                        Survival of Covenants.  All covenants, agreements, representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Lender, notwithstanding any investigation made by or on behalf of Lender, and shall survive the execution and delivery to Lender of the Term Note and this Agreement.

15.6.                        No Assignment by Borrower.  No assignment hereof shall be made by Borrower without the prior written consent of Lender.

15.7.                        Severability.  If any provision of any of the Loan Documents or the application thereof to any party thereto shall be invalid or unenforceable to any extent, the remainder of such Loan Documents and the application of such provisions to any other party thereto shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

15.8.                        Notices. Any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Agreement shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon being personally delivered, or upon being deposited in the United States mail, postage prepaid, certified with return receipt requested, or upon being deposited with an overnight commercial delivery service requiring proof of delivery, to the other party or parties at the address of such other party or parties set forth below or at such other address within the continental United States as such other party or parties may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective until the date of receipt thereof.  Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall constitute receipt.  Rejection or other refusal to accept or inability to deliver because of changed address of which no notice, election, demand, request or response, if given to Lender, shall be addressed as follows:

BRIDGEVIEW CAPITAL SOLUTIONS, L.L.C.
5881 Glenridge Drive, NE, Suite 130
Atlanta, Georgia 30328
Attn: John J. Seimetz

with a copy to:		YAMAMOTO & SETTLE
A Limited Liability Law Company
700 Bishop Street, Suite 200
Honolulu, Hawaii 96813
	Attn:	Dean T. Yamamoto, Esq.
Marie L. Misawa, Esq.
Telephone: (808) 526-4730
Telecopier: (808) 526-4735

and, if given to Borrower, shall be addressed as follows:

CYANOTECH CORPORATION
73-4460 Queen Kaahumanu Highway, Suite 102
Kailua-Kona, Hawaii 96740
Attn: William R. Maris

with a copy to:		GOODSILL ANDERSON QUINN & STIFEL LLP
1099 Alakea Street, Suite 1800
Honolulu, Hawaii 976813
	Attn:	E. Laurence Gay, Esq.
Harold Gregory Nasky, Esq.
Telephone: (808) 547-5600
Telecopier: (808) 547-5880

15.9.                        Benefits.  All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.  No Person other than Borrower or Lender shall be entitled to rely upon this Agreement or be entitled to the benefits of this Agreement.

15.10.                  Participation.  Borrower acknowledges that Lender may, at its option, sell participation interests in the Term Loan to other participating banks.  Borrower agrees with each present and future participant in the Term Loan that if an Event of Default should occur, each present and future participant shall have all of the rights and remedies of Lender with respect to any deposit due from any participant agreement with Lender, and the execution by Borrower of this Agreement, regardless of the order of execution by Borrower of this Agreement, regardless of the order of execution, shall evidence an agreement between Borrower and said participant in accordance with the terms of this Section.  Lender will maintain a minimum of five percent (5%) of the unguaranteed portion of the total loan amount of the Term Loan.  The remaining unguaranteed portion can only be sold through participation with other lenders and no part of the guaranteed or unguaranteed loan can be sold to the applicant or anyone having an interest in the applicant.

15.11.                  Supersedes Prior Agreements; Counterparts.  This Agreement and the instruments referred to herein supersede and incorporate all representations, promises, and statements, oral or written, made by Lender in connection with the Term Loan.  This Agreement may not be varied, altered, or amended except by a written instrument executed by an authorized officer of Lender and the RD.  This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

15.12.                  Time of the Essence.  Time is of the essence in this Agreement and the other Loan Documents.

15.13.                  Interpretation.  No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

15.14.                  Lender Not a Joint Venturer.  Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby (including the Loan Documents) shall in any respect be interpreted, deemed or construed as making Lender a partner or joint venturer with Borrower or as creating any similar relationship or entity, and Borrower agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving Lender.

15.15.                  Jurisdiction.  Borrower agrees that any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Georgia in Fulton County or in the courts of the State of Hawaii, all as Lender may elect.  By execution of this Agreement, Borrower submits to each such jurisdiction, hereby expressly waiving whatever rights may correspond to it by reason of its present or future domicile.  Nothing herein shall affect the right of Lender to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction or to serve process in any manner permitted or required by law.

15.16                     Acceptance.  This Agreement, together with the other Loan Documents, shall not become effective unless and until delivered to Lender at its office located at 5881 Glenridge Drive, NE, Suite 130, Atlanta, Georgia 30328 and accepted in writing by Lender thereafter at such office as evidenced by its execution hereof (notice of which delivery and acceptance are hereby waived by Borrower).

15.17.                  Payment on Non-Business Days.  Whenever any payment to be made hereunder or under the Term Note shall be stated to be due on a Saturday, Sunday or a public holiday, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Term Note.

15.17.                  Waiver of Rights.  Borrower hereby waives all rights which it has or may have regarding, without limitation, the right to notice and to a judicial hearing prior to seizure of any Collateral by Lender.  In addition, Borrower waives any right which it has or may have under the UCC to have Lender file UCC termination statements with respect to the Collateral, or any part thereof, and Borrower further agrees that Lender shall not be required to file such UCC termination statements unless and until the Term Note has been paid in full; provided, however, that after such event, Lender will file UCC termination statements promptly upon request by Borrower.

15.18.                  Cure of Defaults by Lender.  If, hereafter, Borrower defaults in the performance of any duty or obligation to Lender hereunder, Lender may, at its option, but without obligation, cure such default and any costs, fees and expenses incurred by Lender in connection therewith including, without limitation, for the purchase of insurance, the payment of taxes and the removal or settlement of liens and claims, shall be deemed to be advances against the Term Note, whether or not this creates an over-advance thereunder, and shall be payable in accordance with its terms.

15.19.                  Attorney-in-Fact.  Borrower hereby designates, appoints and empowers Lender irrevocably as its attorney-in-fact, at Borrower’s sole cost and expense, to do in the name of Borrower any and all actions which Lender may deem necessary or advisable to carry out the terms hereof upon the failure, refusal or inability of Borrower to do so and Borrower hereby agrees to indemnify and hold Lender harmless from any costs, damages, expenses or liabilities arising against or incurred by Lender in connection therewith.  Without limitation, Borrower specifically authorizes all federal, state and municipal authorities to furnish reports of examinations, records and other information relating to the affairs of Borrower to Lender upon Lender’s request.

15.20.                  Prepayment Premium.  The principal balance of this Term Loan may be prepaid in whole or in part at any time provided that in each instance (a) Borrower shall give at least thirty (30) days prior written notice of such prepayment to Lender; (b) Borrower shall pay to Lender, contemporaneously with such prepayment, only if such prepayment equals or exceeds five percent (5%) of the monthly payment amount of the Term Note at the time of the prepayment (Borrower acknowledges that Borrower can make only one (1) prepayment in any one (1) calendar year), a prepayment premium in an amount equal to five percent (5%) of the outstanding principal balance on the Term Loan, if prepaid during the first (1st) year of the Term Loan; Borrower shall pay to Lender, contemporaneously with such prepayment, a prepayment premium in an amount equal to four percent (4%) of the outstanding principal balance on the Term Loan, if prepaid during the second (2nd) year of the Term Loan; Borrower shall pay to Lender, contemporaneously with such prepayment, a prepayment premium in an amount equal to three percent (3%) of the outstanding principal balance on the Term Loan, if prepaid during the third (3rd) year of the Term Loan;

Borrower shall pay to Lender, contemporaneously with such prepayment, a prepayment premium in an amount equal to two percent (2%) of the outstanding principal balance on the Term Loan, if prepaid during the fourth (4th) year of the Note; Borrower shall pay to Lender, contemporaneously with such prepayment a prepayment premium in an amount equal to one percent (1%) of the outstanding principal balance on the Term Loan, if prepaid during the fifth (5th) year of the Term Loan; and (c) no prepayment penalty is due for the balance of the term of the Term Loan; provided, however, there shall be no prepayment penalty during the first five (5) years of the Term Loan in the event a prepayment equal to or in excess of five percent (5%) of the monthly payment is made from insurance proceeds paid in connection with a casualty loss.

Borrower acknowledges that the prepayment premium described herein is consideration to Lender for the privilege of prepaying the indebtedness evidenced by the Term Note prior to maturity, and Borrower recognizes that Lender would incur substantial additional costs and expenses in the event of a prepayment of the indebtedness evidenced by the Term Note and that the prepayment premium is reasonable and compensates Lender for such costs and expenses (including without limitation, the loss of Lender’s investment opportunity during the period from the date of prepayment until the Maturity Date).  Borrower agrees that Lender shall not, as a condition to receiving the prepayment premium, be obligated to actually reinvest the amount prepaid in any manner whatsoever.

Should Borrower elect to refinance the Term Loan, Lender shall have the first right of refusal to match any refinancing proposals.  In the event that Lender elects to do so, Lender shall waive the applicable prepayment premium.

15.21.                  Conflicts.  If there is any conflict between this Agreement and the RD Conditional Commitment for Guarantee, the RD Conditional Commitment for Guarantee shall control.

15.22.                  Force Majeure.  Borrower agrees that Lender will not be responsible for any loss or damage due to delays or failures to perform that result from circumstances beyond Lender’s control, such as telecommunication or electrical outages and malfunctions, postal strikes or delays, computer systems failures, or natural disasters.

15.23.                  Assumption.  It is the express intent of Borrower and Lender that this shall be a fully-assumable Loan.  Accordingly, Lender covenants and agrees that this Term Loan shall be fully assumable by a third party, upon Borrower’s receipt of Lender’s prior written consent, which consent shall not be unreasonably withheld; provided, that such third party’s net worth and credit shall be equal to or greater than the net worth and credit of Borrower at the time Borrower made application to Lender for the Term Loan herein, and that Lender shall be in receipt of any proposed third party’s application on Lender’s form and the financial statements of such third party along with the payment of an assumption fee equal to one percent (1%) of the outstanding principal balance of the Loan at the time of the assumption.  The foregoing is subject to the Term Loan being current, and no Event of Default remaining uncured and that the third party execute a formal assumption agreement, in form and substance satisfactory to Lender.  Said assumption by any such third party shall not relieve Borrower from any liability or obligation under the Term Loan.

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IN WITNESS WHEREOF, Borrower and Lender each have set their hands and seals, as of the day and year first above written.

BORROWER:	CYANOTECH CORPORATION, a Nevada
corporation

BY:
GERALD R. CYSEWSKI
Its President

BY:
WILLIAM R. MARIS
Its Secretary

LENDER:	BRIDGEVIEW CAPITAL SOLUTIONS, L.L.C.,
a Delaware limited liability company

	BY:	/s/ John J. Seimetz
JOHN J. SEIMETZ
Its President

TABLE OF EXHIBITS

EXHIBIT	DESCRIPTION OF EXHIBIT	SECTION

A	Facility/Land	1.1

B	Collateral Locations	1.1

C	Permitted Encumbrances	1.1

D	RD Conditional Commitment	1.1

E	Term Note	1.1

F	Repayment Schedule	1.1

G	Borrower’s Opinion of Counsel	4.5

H	Financial Statements	10.4

I	Material Litigation	10.10

J	Default in Material Obligations	10.11

K	Adverse Contracts	10.13

L	No Violations	10.16

EXHIBIT “A”

FACILITY/LAND PROPERTY DESCRIPTION

UNRECORDED SUBLEASE NO. K-4

Sublessor: Natural Energy Laboratory of Hawaii, a body corporate and a public instrumentality of the State of Hawaii organized pursuant to Hawaii Revised Statutes, Chapter 227D

Sublessee:  CYANOTECH CORPORATION, a Nevada corporation

Dated:  December 29, 1995

Term:  Thirty (30) years, commencing on January 1, 1996

The foregoing unrecorded Sublease No. K-4 was amended by the following:

UNRECORDED SUPPLEMENTAL AGREEMENT NO. 1 TO AMEND SUBLEASE K-4

Dated:  November 21, 1996

The foregoing unrecorded Sublease No. K-4 and unrecorded Supplemental Agreement were set forth by the following:

SHORT FORM SUBLEASE NO. K-4

Effective As Of: December 29, 1995

Recorded: Document No. 2000-056138

THE REAL PROPERTY IN THE FOREGOING SUBLEASE AS AMENDED, BEING DESCRIBED AS FOLLOWS:

That certain parcel of land situate on the westerly side of Keahole Airport and the easterly side of the Roadway to the Natural Energy Laboratory at KALAOA 1st to 4th and OOMA 1st, North Kona, Island and County of Hawaii, State of Hawaii, being Parcel H-1 a portion of Parcel “A” (C.S.F. NO. 19968) all of Lease Parcel “G” and Parcel H-2 a portion of Lot 9 a portion of H.S.S. Plat 315-A (C.S.F. No. 19934), and being more particularly described as follows:

Beginning at the southwest corner of this leased parcel of land being along the easterly side of the main roadway to the Natural Energy Laboratory, the coordinates of said point of beginning referred to Government Survey Triangulation Station “AKAHIPUU” being 9,099.64 feet south and 29,930.02 feet west and running by azimuths measured clockwise from true South:

1. 213° 29’ 15.0” 825.97 feet along leased Parcel “A” to a point;

2. 123° 29’ 15.0” 249.34 feet along the remainder of Parcel “A” to a point;

Thence, along the remainder of the Natural Energy Laboratory Site, H.S.S. Plat 315-A (C.S.F. No. 19934) for the following four (4) courses;

3. 184° 50’ 25.0” 974.90 feet to a point;

Thence, along a curve to the right having a radius of 440.00 feet, the chord azimuth and distance being:

4. 205° 30’ 12.5” 310.53 feet to a point;

5. 226° 10’ 00.0” 527.04 feet to a point;

6. 274° 50’ 25.0” 749.21 feet to a point;

7. 4° 50’ 25.0” 3,501.37 feet along the westerly side of Keahole Airport (C.S.F. No. 19137) to a point;

Thence, along the remainder of Lot 9, along a curve to the right having a radius of 435.00 feet, the chord azimuth and distance being:

8. 30° 13’ 39.5” 373.00 feet to a point;

9. 55° 36’ 54.0” 72.78 feet along the remainder of Lot 9 to a point;

10. 145° 36’ 54.0” 1726.08 feet along the easterly side of the main roadway to the Natural Energy Laboratory to a point;

11. 123° 29’ 15.0” 86.79 feet along the easterly side of the main roadway to the Natural Energy Laboratory to the point of beginning and containing an area of 90.067 acres, more or less.

Saving and excepting therefrom the portion thereof lying seaward of the debris line.

TOGETHER WITH Easement “1-A” for roadway purposes.

TOGETHER ALSO WITH Easement “6” for utility purposes, said Easement “6” being more particularly described in that certain Short Form Sublease No. K-4 effective as of December 29, 1995, recorded in the Bureau of Conveyances, State of Hawaii, as Document No. 2000-056138.

EXHIBIT “B”

COLLATERAL LOCATIONS

1.               73-4460 Queen Kaahumanu Highway, Suite 102, Kailua-Kona, Hawaii  96740.

2.               Kaloko Industrial – 73-5581 Lawehana Street, Units B-3 and B-6, Kailua-Kona, Hawaii 96740.

3.               San Dimas – 555 West Allen Avenue, Unit No. 11, San Dimas, California 91733.

EXHIBIT “C”

PERMITTED ENCUMBRANCES

1.                                       Title to all mineral and metallic mines reserved to the State of Hawaii.

2.                                       The property borders on the ocean and is subject to the provisions of Hawaii Revised Statute 205A.  Sections 41 to 49 relative to shoreline setbacks and prohibitions on use, and to the regulations of the Land Use Commission and the County Planning Department.

3.                                       EASEMENT “2-A” (Revised 2) for roadway purposes, as set forth in that certain Short Form Sublease No. K-4

Effective As Of:	December 29, 1995
Recorded:	Document No. 2000-056138

4.                                       EASEMENT “3” for electrical purposes, as set forth and being more particularly described in, that certain Short Form Sublease No. K-4

Effective As Of:	December 29, 1995
Recorded:	Document No. 2000-056138

5.                                       EASEMENT “5” for electrical purposes, as set forth and being more particularly described in, that certain Short Form Sublease No. K-4

Effective As Of:	December 29, 1995
Recorded:	Document No. 2000-056138

6.                                       UNRECORDED GENERAL LEASE NO. S-4717

Lessor:                                                         State of Hawaii, by its Board of Land and Natural Resources

Lessee:                                                        NATURAL ENERGY LABORATORY OF HAWAII, a body corporate and public instrumentality of the State of Hawaii organized pursuant to Hawaii Revised Statutes, Chapter 227 (now Chapter 227D)

Effective As Of:                                   November 1, 1978

Term:                                                                  Sixty-five (65) years, commencing on November 1, 1978

The foregoing unrecorded General Lease No. S-4717 was set forth by the following:

SHORT FORM GENERAL LEASE NO. S-4717

Effective As Of:           November 1, 1978

Recorded:                                          Document No. 2000-056137

7.                                     The failure to comply with any of the terms, provisions, conditions and reservation of that certain Sublease No. K-4, more particularly described in Exhibit A herein.

8.                                     REAL PROPERTY MORTGAGE; SECURITY AGREEMENT; ASSIGNMENT OF RENTS; AND FINANCING STATEMENT

Mortgagor:	Cyanotech Corporation, a Nevada corporation
Mortgagee:	B & I LENDING, LLC, a Delaware limited liability company
Dated:	April 21, 2000
Recorded:	Document No. 2000-056139
Principal Amount:	$3,500,000.00

CONSENT

Consent By:	STATE OF HAWAII, by the Chairperson of the Board of Land and Natural Resources
Dated:	April 21, 2000
Recorded:	Document No. 2000-056140

LESSOR’S ESTOPPEL CERTIFICATE

Dated:	April 21, 2000
Recorded:	Document No. 2000-056141

CONSENT

Consent By:	THE NATURAL ENERGY LABORATORY OF HAWAII AUTHORITY, State of Hawaii
Dated:	April 21, 2000
Recorded:	Document No. 2000-056142

11.                               UCC FINANCING STATEMENT

Recorded:	April 26, 2000
Document No. 2000-056 143
Debtor:	Cyanotech Corporation, a Nevada corporation
Secured Party:	B & I LENDING, LLC, a Delaware limited liability company

CONTINUATION OF UCC FINANCING STATEMENT

Recorded:	March 21, 2005
Document No. 2005-055329

12.                               UCC FINANCING STATEMENT

Recorded:                                                                                          April 26, 2000 Document No. 2000-056 144

Debtor:                                                                                                         Nutrex, Inc., a Hawaii corporation

Secured Party:                                                                   B & I LENDING, LLC, a Delaware limited liability company

CONTINUATION OF UCC FINANCING STATEMENT

Recorded:                                                                                          March 21, 2005

Document No. 2005-055330

EXHIBIT D

Form 4279-3	UNITED STATES DEPARTMENT OF AGRICULTURE	FORM APPROVED
(Rev. 07-05)	RURAL DEVELOPMENT	OMB NO. 0570-0017

CONDITIONAL COMMITMENT

(Business and Industry and Section 9006 Program)

TO: Lender	Case No.
BRIDGEVIEW CAPITAL SOLUTIONS (BCS), LLC	61-005-911206026
Lender’s Address	State
5881 GLENRIDGE DRIVE, SUITE 130	HAWAII
ATLANTA GA 30328
Borrower	Principal Amount of Loan
CYANOTECH CORPORATION	$1,078,400.00

From an examination of information supplied by the Lender and other relevant information, it appears that the transaction can properly be completed.

Therefore, the United States of America acting through the United States Department of Agriculture (USDA) hereby agrees that, in accordance with applicable provisions of the regulations, it will execute Form 4279-5, “Loan Note Guarantee,” subject to the conditions and requirements specified in the regulations and herein.

The Loan Note Guarantee fee payable by the lender to USDA will be the amount as specified in the regulations on the date of this Conditional Commitment for Guarantee. The interest rate for the loan is Variable, Prime + 1.0% (1/). If a variable rate is used, it must be tied to a base rate agreed to by the Lender and USDA which cannot change more often than quarterly and must be published periodically in a financial publication specifically agreed to by the Lender and Borrower.

A Loan Note Guarantee will not be issued until the Lender certifies that there has been no adverse change in the Borrower’s financial condition, nor any other adverse change in the borrower’s condition, for any reason, during the period of time from USDA’s issuance of this Conditional Commitment for Guarantee to issuance of the Loan Note Guarantee regardless of the cause or causes of the change and whether the cause or causes of the change were within the Lender’s or Borrower’s control. The Lender’s certification must address all adverse changes and be supported by financial statements of the Borrower and its guarantors executed not more than 60 days before the time of certification. As used in this paragraph only, the term “Borrower” includes any parent, affiliate, or subsidiary of the Borrower.

In the event of the Government’s failure to issue a guarantee in a situation where it is found to be in breach, the other party’s remedy is limited to a suit for the guaranteed portion of principal and interest which ultimately remains unpaid.

This agreement becomes null and void unless the conditions are accepted by the Lender and Borrower within 60 days from the date of issuance by USDA.

Except as set out below, the purposes for which the loan funds will be used and the amounts to be used for such purposes are set out in the Application for Loan Guarantee. Once this instrument is executed and returned to USDA no major change of conditions or approved loan purpose as listed on the forms will be considered. Additional Conditions and Requirements including Source and Use of Funds: (2/)

If the conditions set forth in this commitment are not met within 90 days from the date of this commitment, USDA reserves the right to discontinue the processing of the application and terminate its commitment. If USDA decides to terminate this commitment USDA will provide the Lender a written notice at least 14 days prior to termination. (3/)

UNITED STATES OF AMERICA

		By:	/s/ Lorraine P. Shin
LORRAINE P. SHIN
State Director, Acting on Behalf of
Date:	02-12-2008		Rural Business-Cooperative Service
(Title)

According to the Paperwork Reduction Act of 1995, no persons are required to respond to a collection of information unless it displays a valid OMB control number. The valid OMB control number for this information collection is 0575-0170. The time required to complete this information is estimated to average 15 minutes per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information.

Position 2

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ACCEPTANCE OF CONDITIONS

To: USDA (4/)

The conditions of this Conditional Commitment for Guarantee including attachments are acceptable and the undersigned intends to proceed with the loan transaction and request issuance of a Loan Note Guarantee within          days.

BRIDGEVIEW CAPITAL SOLUTIONS (BCS), LLC
(Name of Lender)

Date:	By:
(Signature for Lender)

Date:
(Signature for Borrower)

(1/)              Insert fixed interest rate or, if authorized by regulations, variable interest rate followed by a “V” and the appropriate loan subsidy rate, if applicable.

(2/)              Insert any additional conditions or requirements in this space or on an attachment referred to in this space; otherwise, insert “NONE”.

(3/)              USDA will determine and insert the date by which conditions should be met.

(4/)              Return completed and signed copy of this form to USDA issuing office.

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Form RD 1940-3	UNITED STATES DEPARTMENT OF AGRICULTURE
(Rev 01-05)	RURAL DEVELOPMENT
FARM SERVICE AGENCY

REQUEST FOR OBLIGATION OF FUNDS
GUARANTEED LOANS

INSTRUCTIONS:
Complete items 1 through 25 and applicable items 26 through 35. See FMI.

1. CASE NUMBER ST CO BORROWER ID 61-005-911206026	2. LOAN NUMBER 02	3. FISCAL YEAR 2008	4. SOURCE OF FUNDS 1 (See FMI)
5. BORROWER NAME CYANOTECH CORPORATION
6. NUMBER NAME FIELDS (1, 2, or 3 from Item 5)
7. STATE NAME HAWAII	8. COUNTY NAME HAWAII
9. RACE CODE 1 - WHITE 4 - HISPANIC 2 - BLACK 5 - A/PI 3 - ASIAN	10. EMPLOYEE RELATIONSHIP CODE (See FMI)	11. SEX CODE 1 - MALE 2 - FEMALE 3 - FAMILY UNIT	4 - ORGANIZATION MALE OWNED 5 - ORGANIZATION FEMALE OWNED 6 - PUBLIC BODY	7 - NONPROFIT- SECULAR 8 - NONPROFIT-FAITH BASED	12. MARITAL STATUS 1 - MARRIED 2 - SEPARATED 3 - UNMARRIED (INCLUDES WIDOWED OR DIVORCED)
13. VETERAN CODE 1 - YES 0 2 - NO	14. TYPE OF PAYMENT 1 - MONTHLY 3 - SEMI-ANNUALLY 1 2 - ANNUALLY 4 - QUARTERLY	15. COMMUNITY SIZE 1 - 10,000 OR LESS (FOR SFH ONLY 2 - OVER 10,000
16. TYPE OF ASSISTANCE 076 (See FMI)	17. PURPOSE CODE	18. GUARANTEE PERCENT OF LOAN 80%
19. TERM OF INTEREST ASSISTANCE	20. SUBMISSION CODE 1 - INITIAL 2 2 - SUBSEQUENT	21. AMOUNT OF LOAN $1,078,400.00
22. APPROVAL DATE MO DA YR 02-04-2008	23. NOTE INTEREST RATE 8.2500%	24. BORROWER EFFECTIVE INTEREST RATE 8.2500%
25. REPAYMENT PERIOD 7	26. INCOME CATEGORY 1 - VERY LOW 2 - LOW 3 - MODERATE	27. ADJUSTED FAMILY INCOME
28. TYPE OF UNIT 1 - FARM TRACT 2 - NON-FARM TRACT	29. DWELLING TYPE USE OF FUNDS CODE (See FMI)	30. INTEREST ASSISTANCE CODE 1 - ELIGIBLE FOR INTEREST ASSIST PROGRAM 2 - INELIGIBLE FOR INTEREST ASSIST PROGRAM
31. PERCENT OF INTEREST ASSISTANCE %	32. HIGH COST AREA Y = YES N = NO	33. BORROWER HISTORY CODE 04 (See FMI)
34. AMOUNT AGENCY DIRECT DEBT REFINANCE	35. OBLIGATION DATE (Finance Office use only) MO DA YR 02-12-2008
36. BEGINNING FARMER/RANCHER (See FMI)

ORIGINAL - Borrower’s Case Folder	COPY 1 - Applicant	COPY 2 - Lender	COPY 3 - State Office

Position 2

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CERTIFICATION APPROVAL

APPROVAL CONDITIONS:

(1)  (Farm Loan Programs Only) This loan guarantee is approved subject to the availability of funds. If this loan guarantee is not issued for any reason within 90 calendar days from the date of approval on this document, the approval official may request updated information concerning the lender and the loan applicant. The approval official will have 14 working days to review any updated information and decide whether to submit this document for obligation of funds.

(2) This loan guarantee is approved subject to the conditions on the Conditional Commitment.

37.           COMMENTS AND REQUIREMENTS OF CERTIFYING OFFICIAL

Approval of this loan contingent upon the applicant being in compliance with all provision of Rural Development procedures applicable to this loan. If the financial circumstance of the applicant change before this loan is closed or if false information was given to Rural Development on which the loan approval was based, this assistance may be withdrawn.

Approval of financial assistance is subject to the terms and conditions of the Conditional Commitment and attached additional conditions dated February 12, 2008.

Sent via facsimile to LPAS in the National Office on February 4, 2008. The loan was approved on February 4, 2008. The obligation date is February 12, 2008.

38.           I HEREBY CERTIFY that all determinations and certifications required by the respective United States Department of Agriculture (USDA) Agency regulations prerequisite to providing assistance of the type indicated above have been made and that evidence thereof is in the docket, and that all requirements of pertinent regulations have been complied with. I hereby approve the above-described assistance in the amount set forth above, subject to the availability of funds, and subject to conditions prescribed by Agency regulations applicable to this type of assistance.

I further certify that USDA has complied with the applicable provisions of Title XI, Public Law 95-630, seeking financial information regarding the applicant.

/s/ Lorraine P. Shin
LORRAINE P. SHIN
(Signature of Approval Official)

State Director, Acting on Behalf of
Rural Business-Cooperative Service

Date Approved	02-04-2008	Title:

39.           TO THE APPLICANT/LENDER: As of this date 2/12/08, this is notice that your application for the above loan guarantee/Interest Assistance from USDA has been approved, as indicated above, subject to the availability of funds and other conditions required by the respective USDA Agency. If you have any questions contact the Approval Official.

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ATTACHMENT TO CONDITIONAL COMMITMENT FOR GUARANTEE

CYANOTECH CORPORATION

ADDITIONAL CONDITIONS AND REQUIREMENTS

No provision stated herein shall be amended or waived without the prior written consent of the lender and USDA Rural Development. Any loans or advances made to the Borrower by the lender after issuance of the Loan Note Guarantee will not be covered by the guarantee, except authorized protective advances. Regulations contained in RD Instructions 4279-A and 4279-B, 4287-B, and Form 4279-4, “Lender’s Agreement,” will apply.

1.                                      GUARANTEED LOAN FUNDS

The guaranteed loan is not to exceed $1,078,400 and is to be guaranteed at the rate of eighty percent (80%) of the principal and interest of any loss that might occur.

The lender is required to hold in its own portfolio or retain a minimum of five percent (5%) of the total guaranteed loan amount. The amount required to be retained must be of the unguaranteed portion of the loan and cannot be participated to another. The lender may sell the remaining amount of the unguaranteed portion of the loan only through participation. No part of the guaranteed or unguaranteed loan can be sold to the applicant or anyone having an interest in the applicant.

2.                                      REPAYMENT TERMS

The guaranteed loan is for a term of seven (7) years on $1,078,400 to be paid monthly, with interest rate not to exceed one point over the prime rate. The interest rate cannot be changed more often than quarterly, and must rise and fall with the selected base rate. The lender must incorporate within the variable rate Promissory Note at loan closing, the provision for adjustment of payment installments coincident with an interest rate adjustment. No increases in interest rates will be permitted except the normal fluctuations in approved variable interest rates unless a temporary interest-rate reduction occurred. The loan is to be fully amortized with monthly installments and no balloon payments. No Loan Note Guarantee will be issued on any loan that prohibits the borrower from prepaying the loan. Reasonable prepayment penalties are permissible.

The Promissory Note may not contain any default interest rate exceeding the note rate. Any Promissory Note provision calling for interest on interest, including default provision, will void the guarantee.

The Promissory Note may contain a late payment charge; but in the case of default, such late charges will not be covered under the Loan Note Guarantee.

3.                                      USE OF LOAN FUNDS

A.                                   All guaranteed loan funds are to be utilized in connection with the borrower’s facilities located at Kailua-Kona, Hawaii more particularly described as:

Hawaii Ocean Science and Technology Park at Keahole Point
73-4460 Queen Kaahumanu Hwy., Ste. 102

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B.                                     The lender will furnish Rural Development a certified disbursement statement at loan closing showing the disbursement of all loan funds. The disbursement will be for:

Working Capital	$1,000,000
Loan Fees	78,400
TOTAL	$1,078,400

C.                                     The lender is prohibited from disbursing any of the loan funds under this guarantee to the owner(s), partners, stockholders or beneficiaries of the applicant or members of their families when such persons will retain any portion of their equity in the business.

4.             SECURITY

A.                                   The loan will be secured by the following collateral:

Collateral	Lien Position

Leasehold improvements on real estate located at Kailua-Kona, North Kona District, Island, County And State of Hawaii Further described as TMK (3) 7-3-43:42	2nd

Business assets including machinery and equipment, inventory, furniture and fixtures, accounts receivable	2nd

B.                                     All future purchases made by the borrower at these facilities will also secure the guaranteed loan. Therefore, the mortgage(s) must contain an after-acquired clause.

C.                                     The entire loan will be secured by the same security with equal lien priority for the guaranteed and unguaranteed portions of the loan. The unguaranteed portion of the loan will neither be paid first nor given any preference or priority over the guaranteed portion.

D.                                    The lender must assure that the owners have good and marketable title to all of the above required security in connection with this loan and that they enjoy peaceful and undisturbed possession of security.

E.                                      The lender will ensure that security instruments are recorded in the appropriate County and/or State where any piece of collateral is located and that liens are perfected on each and every piece of collateral.

F.                                      The lender is prohibited from requiring compensating balances or other collateral as a means of eliminating the lender’s exposure for the unguaranteed portion of the loan.

G.                                     The real property is defined in appraisals prepared by Lesher Chee Stadlbauer, Inc., dated October 12, 2007.

H.                                    The lender is to obtain confirmation that the sublessee’s interest under the sublease which is taken as collateral for the loan is assignable in the event of foreclosure. The term of the borrower’s leasehold interest must exceed the term of the guaranteed loan.

5.                                      INSURANCE

A.                                   During the life of the loan, the lender will require the borrower to maintain fire and hazard insurance with a standard mortgage clause naming the lender as loss payee in an amount that is at least the greater of the depreciated replacement value of the property being insured or the amount of the loan. A fidelity bond is to be provided for the positions of officials who have access to the funds of the borrower equal to the maximum funds on hand at any time.

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B.                                     Worker’s compensation insurance as required in accordance with State Law.

6.                                      EQUITY

A minimum of ten percent (10%) tangible balance sheet equity will be required at loan closing. Tangible balance sheet equity will be determined in accordance with Generally Accepted Accounting Principles and will not include subordinated debt or appraisal surplus. Prior to issuance of the Loan Note Guarantee, the lender will provide Rural Development with a pro forma balance sheet, reflecting new debt. The lender must certify that the equity requirement was determined using balance sheets prepared in accordance with GAAP and met upon giving effect to the entirety of the loan in the calculation, whether or not the loan itself is fully advanced, as of the date the guaranteed loan is closed. This certification will include, among other things, a breakdown of the sources which constitute this equity.

7.                                      EQUAL CREDIT OPPORTUNITY

Rural Development’s Equal Opportunity and Non-Discrimination requirements must be met.

8.                                      FLOOD PLAIN DETERMINATION AND ENVIRONMENTAL REQUIREMENTS

The Lender must certify that the project is not located within a special flood hazard area. The enclosed FEMA Form 81-93, “Standard Flood Hazard Determination,” is to be submitted to evidence compliance with this condition item. If the project is in a flood hazard area, maximum flood insurance will be obtained and evidence thereof must be provided.

The lender must determine prior to loan closing that the borrower is currently meeting safety and environmental regulations.

9.                                      11.                               OTHER CERTIFICATIONS

The lender will certify to Rural Development that all regulatory approvals (federal, state and local) relative to the operation of the facility have been obtained and are in proper order.

10.                               LENDER’S LOAN AGREEMENT WITH BORROWER

In addition to such requirements as the lender may wish to include, the Loan Agreement between the lender and the borrower must include Rural Development’s requirements as set forth in this Conditional Commitment for Guarantee, which relates to the requirements of the borrower, plus the following:

A.                                   Borrower will furnish the lender:

1.                                       At the close of its fiscal year, an audited financial report of their affairs prepared by an independent certified public accountant prepared in accordance with Generally Accepted Accounting Principles, which report shall contain among other matters, a balance sheet as of the end of the fiscal year, a profit and loss statement showing the result of operations for the fiscal year, a reconciliation of surplus, and the auditor’s notes.

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The lender must submit annual financial statements to the Agency within 120 days of the end of the borrower’s fiscal year. The lender must analyze the financial statements and provide the Agency with a written summary of its analysis and conclusions, including trends, strengths, weaknesses, extraordinary transactions, and other indications of the financial condition to the borrower. Spreadsheets of the new financial statements must be included. Any adverse action should be reported to Rural Development immediately.

2.                                       Promptly from time to time on request, such other information concerning the business, conditions and affairs of the corporation as the lender shall reasonably request.

B.                                     By signing this Loan Agreement, the borrower certifies that there are no actions, suits, or proceedings pending or to the knowledge of the principals or officers of the borrower threatened against the borrower at law or in equity (whether or not reportedly on behalf of the borrower) before or by a federal, state or municipal or other governmental department, commission, board, bureau, agency, or instrumentality which may result in any adverse change in business, operations, properties, or assets, or in the conditions, finances, or otherwise of the borrower.

C.                                     Borrower will conduct and carry on its business in substantially the same field of activity as has been originally planned and as documented in the loan application.

D.                                    The borrower will permit the lender’s representatives at any reasonable time and from time to time, to visit and inspect any of the properties, to examine its books and records, and to make extraction’s therefrom.

E.                                      The borrower shall not expend in excess of $500,000 for capital improvements during any fiscal year without prior approval of the lender and Rural Development. This restriction is not intended to apply in cases where machinery and/or equipment are being replaced due to depreciation and/or obsolescence.

F.                                      Loans from stockholders, owners, officers, or affiliates will be subordinated to the guaranteed loan or converted to stock. The borrower shall, during the life of the guaranteed loan, refrain from declaring cash dividends or bonuses to officers or owners, unless after tax profit was made in the preceding fiscal year, all of the borrower’s debts are paid to current status, and prior written approval of the lender is obtained. Borrower will not make loans to the officers and owners without concurrence from lender.

G.                                     Salaries and compensations of officers and owners will not be increased unless an after tax profit was made in the preceding fiscal year, all of the borrower’s debts are paid to current status, and prior written approval of the lender is obtained.

H.                                    A specific section detailing payment and amortization of the loan will be a part of the loan agreement.

I.                                         The borrower will refrain from co-signing or endorsing liabilities or obligations or indebtedness of other persons or entities during the life of this loan. Also, its principals will refrain from co-signing or endorsing any liability or obligation which will substantially weaken their financial condition. Under no circumstances will they obligate themselves without approval of the lender for contingent liabilities in excess of $100,000 outside the normal course of business.

J.                                        Borrower’s debt-to-tangible net worth, based upon year-end financial statements and as defined by Generally Accepted Accounting Principles (GAAP), shall not exceed 1.30 to 1, and the borrower’s current ratio, similarly defined, shall maintain a minimum of 1.30 to 1 Tangible balance sheet equity will be determined in accordance with GAAP and therefore, will not include subordinated debt, appraisal surplus, or other intangibles.

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K.                                    The borrower shall not directly or indirectly purchase or acquire any stock or other securities, or make any other investment in any corporation, association, partnership, organization, or individual, except as may be approved by the lender.

L.                                      During the life of the guaranteed loan, the project will not derive more than 10 percent of its annual gross revenue from gambling activity in accordance with RD Instruction 4279-B, section 4279.114(h).

11.                               CHANGE OF OWNERSHIP

Any change in ownership of the borrower, subsequent to the date of this Conditional Commitment, must be concurred in by the lender.

12.                               CURRENT FINANCIAL STATEMENTS

If, by the time of loan closing, the borrower’s financial statements are more than 90 days old, the lender must obtain current statements. The statements will be provided to Rural Development along with the lender analysis.

13.                               LENDER’S CERTIFICATION

“Bridgeview Capital Solutions, LLC certifies that by accepting this Conditional Commitment for a guarantee of a $1,078,400 loan, the lender understands that the intent is that no adverse change may occur during the period of time from Rural Development’s issuance of the Conditional Commitment to issuance of the Loan Note Guarantee relating to Cyanotech Corporation regardless of the cause or causes of the change and whether the change or cause(s) of the change were within the lender’s or borrower’s control.” Prior to each disbursement, lender shall be in receipt of satisfactory evidence that there has been no unremedied adverse change in the financial or any other condition of the borrower since the date of the application or since any preceding disbursements which would warrant withholding or not making further disbursements.

14.                               DEBT COLLECTION IMPROVEMENT ACT

By accepting this Form 4279-3, Conditional Commitment, Cyanotech Corporation certifies that it is not delinquent on any Federal debt.

15.                               REPORTING REQUIREMENTS

A.

Prior to issuance of Loan Note Guarantee, the lender must determine that the applicant has filed all required tax reports and returns and is current on all tax liabilities. The lender will furnish Rural Development a statement to this effect.

B.

The borrower will submit a report to the lender and Rural Development annually as of December 31 indicating the total number of employees as of that date. The report will be broken down to show permanent employees, part-time employees, and seasonal employees.

C.	The lender will submit to Rural Development Form RD 1980-41, Guaranteed Loan Status Report, semi-annually, no later than January 31 and July 31.

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16.                               GUARANTEE FEES

A.                                   Initial Guarantee Fee – The initial fee of 2% is paid at the time the Loan Note guarantee is issued. The fee will be the rate multiplied by the principal loan amount, multiplied by the percent of guarantee.

B.                                     Annual Renewal Fee - The annual renewal fee is paid once a year and is required to maintain the enforceability of the guarantee as to the lender.

The rate of the annual renewal fee is one-quarter of 1 percent, multiplied by the outstanding principal loan balance as of December 31 of each year, multiplied by the percent of guarantee. This rate will remain in effect for the life of the loan.

Annual renewal fees are due on January 31. Payments not received by April 1 are considered delinquent and, at the Agency’s discretion, may result in cancellation of the guarantee to the lender. For loans where the Loan Note Guarantee is issued between October 1 and December 31, the first annual renewal fee payment will be due January 31 of the second year following the date the Loan Note Guarantee was issued.

17.                               LOAN CLOSING REQUIREMENTS

The following are to be supplied to Rural Development no later than the date of the Loan Note Guarantee:

A.                                   A guarantee fee of $17,254.40 made payable to USDA Rural Development.

B.                                     Form RD 1980-19, Guaranteed Loan Closing Report.

C.                                     This guarantee will be governed by the executed Form RD 4279-4 (Rev. 11-06), Lender’s Agreement.

D.                                    Copy of promissory note, term loan agreement, recorded loan security documents, personal guarantee(s), executed lease, and lender’s statement of closing.

E.                                      The business must have a tangible balance sheet equity position of no less than ten percent (10%) at the time the Loan Note Guarantee is issued. Lender must certify that the equity requirement was determined using current balance sheets (not more than 90 days old) prepared in accordance with Generally Accepted Accounting Principles. The balance sheet must reflect the post-loan closing status of the business.

F.                                      FEMA Form 81-93, “Standard Flood Hazard Determination.”

G.                                     Other documents as deemed necessary by Rural Development.

18.                               LENDER’S AGREEMENT

Bridgeview Capital Solutions, LLC must execute Form RD 4279-4 (Rev. 11-06), “Lender’s Agreement prior to issuance of the Loan Note Guarantee. This form sets forth the lender’s loan responsibilities when obtaining the Loan Note Guarantee.

Agency personnel and any person(s) accompanying Agency personnel shall be authorized to enter upon the premises and into any building thereon, whether permanent or temporary, jointly or separately, with personnel of the lender to carry out the functions involving their interests. Scheduled and unscheduled inspections may be conducted by these personnel to determine the effectiveness of the loan program.

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The lender will always retain the responsibility for loan servicing and for notifying the Agency of any violations of the terms of the Loan Agreement or Conditional Commitment. Agency regulations require the lender to provide a loan classification, with justification, for each loan. Whenever there is a change in the loan that would impact the original classification, a revised classification will be completed and sent to the Agency. The lender will arrange with the borrower and the Agency for a visit during the first year and, at a minimum, every three years thereafter. Lender visits will be conducted by the Agency at least annually.

19.                               TIME FRAMES

Failure to take action on this Commitment within sixty (60) days from the date of signature shown on Page 1 shall void this Commitment in its entirety. Requested changes or requests for closing and the issuing of the Loan Note Guarantee shall be presented to Rural Development in writing at least thirty (30) days prior to the date of action desired by the lender and borrower.

END OF EXHIBIT D

11

EXHIBIT E

TERM NOTE

$1,078,400.00	DATE: February 20, 2008
USDA Loan Identification Number: 61-005-91120626
Lender’s Identifying Number: 10000243

FOR VALUE RECEIVED, the undersigned CYANOTECH CORPORATION, a Nevada corporation (hereinafter referred to as “Maker”), promises to pay to the order of BRIDGEVIEW CAPITAL SOLUTIONS, L.L.C., a Delaware limited liability company (hereinafter referred to as “Payee”; Payee, and subsequent holder(s) hereof, being hereinafter referred to collectively as “Lender”), at the office of Payee at 5881 Glenridge Drive NE, Suite 130, Atlanta, Georgia 30328, or at such other place as Lender may designate to Maker in writing from time to time, the principal sum of ONE MILLION SEVENTY-EIGHT THOUSAND FOUR HUNDRED AND 00/100 DOLLARS ($1,078,400.00), or so much thereof as may be hereinafter disbursed hereunder, together with interest thereon, or on so much thereof as is from time to time outstanding and unpaid, from the date of each advance of principal, at the rates hereinafter set forth, in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private, such principal and interest to be paid in the following manner, to wit:

The initial interest rate on this Note shall be Seven Percent (7.00%). Thereafter, the interest rate (the “Interest Rate”) shall mean the floating and fluctuating rate per annum equal to the rate of interest published as the prime interest rate in the Wall Street Journal (the “Prime Rate”) plus one percentage point (1.00%). The Prime Rate in effect as of the close of business on the first of each quarter (January 1, April 1, July 1, and October 1) shall be the applicable Prime Rate for that quarter in determining the applicable Interest Rate. If the Prime Rate is discontinued as a standard or becomes unascertainable, Lender shall designate in writing to Maker a comparable reference rate.

Interest shall be calculated on the basis of 360 days per year for the actual number of days elapsed.

Commencing on the first (1st) day of April, 2008, and continuing on the first (1st) day of each month thereafter, payments of principal and interest shall be due and payable monthly, on the basis of an eighty-four (84) month amortization period through and including the first (1st) day of March, 2015 (each a “Payment”, and collectively the “Payments”). Any change in the Interest Rate, as provided for above, shall result in an adjustment to the amount of the Payment. The adjusted Payment amount shall be calculated utilizing the Interest Rate and outstanding principal balance at the time of calculation as well as the remaining number of months in the amortization period. In any event, the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full on or before the first (1st) day of March, 2015.

All payments hereunder shall be first applied to interest, then charges, and the balance to principal.

1

The indebtedness evidenced by this Note and the obligations created hereby are secured by, among other matters, that certain Real Property Mortgage; Security Agreement; Assignment of Rents; and Financing Statement covering that certain leasehold real property located in North Kona, County of Hawaii, State of Hawaii, as more particularly described therein, the other Security Instruments, as such term is defined in that certain Term Loan Agreement (the “Loan Agreement”) between Maker and Lender of even date herewith (together with all other documents evidencing or securing or in any way relating to the indebtedness evidenced hereby or any guaranty given in connection with this Note, herein referred to collectively as the “Loan Documents”) entered into this day between Maker and Lender; some of which Loan Documents are to be filed for record on or about the date hereof in the appropriate public records.

It is hereby expressly agreed that should any default be made in the payment of principal or interest as stipulated above, or should any default be made in the performance of any of the covenants or conditions contained in the Loan Documents, or any of them, then, and in such event, the principal indebtedness evidenced hereby, and any other sums advanced hereunder or under the Loan Documents, or any of them, together with all unpaid interest accrued thereon, shall, at the option of Lender without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Failure to exercise the above options shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default should Lender, at its sole option, allow such default to be cured. Time is of the essence of this Note. In the event this Note, or any part hereof, is collected by or through an attorney-at-law, Maker agrees to pay all costs of collection including, but not limited to, reasonable attorneys’ fees.

In the event that Maker shall fail to pay within ten (10) days after the date on which the same shall be due any payment of principal or interest which shall be due and payable pursuant to this Note, Maker shall pay a late charge of five percent (5%) of the Payment which Maker shall have failed to pay on the date same was due. Such late charge shall help to defray the added expense that shall be incurred by Lender in handling any such delinquent Payment.

If an Event of Default shall occur hereunder as defined in the Loan Documents, then at the option of Lender, the entire principal sum then remaining unpaid and accrued interest thereon shall immediately become due and payable without notice or demand, or in the case of certain Events of Default set forth in the Loan Documents, the entire principal sum and interest accrued thereon shall become automatically due and payable. Failure to exercise the above options shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default.

All parties liable for the payment of this Note agree to pay Lender reasonable attorneys’ fees and costs, whether or not an action be brought, for the services of counsel employed after maturity or default to collect this Note or any principal or interest due hereunder, or to protect the security, if any, or enforce the performance of any other agreement contained in this Note or in any instrument of security executed in connection with this loan, including costs and attorneys’ fees on any appeal, or in any proceedings under the United States Bankruptcy Code or in any post judgment proceedings. All parties liable for the payment of this Note agree to pay Lender hereof reasonable attorneys’ fees for the services of counsel employed to collect this Note, whether or not suit be

2

brought, and to indemnify and hold Lender harmless against liability for the payment of state intangible, documentary and recording taxes, and other taxes (including interest and penalties, if any) which may be determined to be payable with respect to this Term Note and related transaction.

In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by Maker or inadvertently received by Lender, then such excess sum shall be credited as a payment of principal, unless Maker shall notify Lender, in writing, that Maker elects to have such excess sum returned to it forthwith. It is the express intent hereof that Maker not pay and Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by Maker under applicable law.

The principal balance of this Note may be prepaid in whole or in part at any time provided that in each instance (a) Maker shall give at least thirty (30) days’ prior written notice of such prepayment to Lender and (b) Maker shall pay to Lender, contemporaneously with such prepayment, only if such prepayment equals or exceeds five percent (5%) of the monthly payment amount of the Note at the time of prepayment (Maker acknowledges that Maker can make only one (1) prepayment in any one (1) calendar year), a prepayment premium in an amount equal to five percent (5%) of the outstanding principal balance amount of the Note at the time of prepayment, if prepaid during the first (1st) year of the Note; Maker shall pay to Lender, contemporaneously with such prepayment, a prepayment premium in an amount equal to four percent (4%) of the outstanding principal balance amount of the Note at the time of prepayment, if prepaid during the second (2nd) year of the Note; Maker shall pay to Lender, contemporaneously with such prepayment, a prepayment premium in an amount equal to three percent (3%) of the outstanding principal balance amount of the Note at the time of prepayment, if prepaid during the third (3rd) year of the Note; Maker shall pay to Lender, contemporaneously with such prepayment, a prepayment premium in an amount equal to two percent (2%) of the outstanding principal balance amount of the Note at the time of prepayment, if prepaid during the fourth (4th) year of the Note; Maker shall pay to Lender, contemporaneously with such prepayment, a prepayment premium in an amount equal to one percent (1%) of the outstanding principal balance amount of the Note at the time of prepayment, if prepaid during the fifth (5th) year of the Note; and (c) no prepayment penalty is due for the balance of the term of the Note; provided, however, there shall be no prepayment penalty during the first five (5) years of the Term Note in the event a prepayment equal to or in excess of five percent (5%) of the monthly payment is made from insurance proceeds paid in connection with a casualty loss.

Maker acknowledges that the prepayment premium described herein is consideration to Lender for the privilege of prepaying the indebtedness evidenced by the Note prior to maturity, and Maker recognizes that Lender would incur substantial additional costs and expenses in the event of a prepayment of the indebtedness evidenced by the Note and that the prepayment premium is reasonable and compensates Lender for such costs and expenses (including without limitation, the loss of Lender’s investment opportunity during the period from the date of prepayment until the Maturity Date). Maker agrees that Lender shall not, as a condition to receiving the prepayment premium, be obligated to actually reinvest the amount prepaid in any manner whatsoever.

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Should Maker elect to refinance this loan, Lender shall have the first right of refusal to match any refinancing proposals. In the event that Lender elects to do so, Lender shall waive the applicable prepayment premium.

Presentment for payment, demand, protest and notice of demand, protest and non-payment and all other notices are hereby waived by Maker except as provided herein or in the Loan Documents. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a past due installment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender hereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of Hawaii; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Lender agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

Maker hereby waives and renounces for itself, its heirs, successors and assigns, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now provided, or which may hereafter be provided by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note. Maker hereby transfers, conveys and assigns to Lender a sufficient amount of property or money set apart as exempt to pay the indebtedness evidenced hereby, or any renewal thereof, and does hereby appoint Lender the attorney-in-fact for Maker to claim any and all homestead exemptions allowed by law.

If from any circumstances whatsoever, fulfillment of any provision of this Note or of any other instrument evidencing or securing the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

Any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Note shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon being personally delivered, or upon being deposited in the United States mail, postage prepaid, certified with return receipt requested (the delivery date being the date of the confirmed return receipt requested), or upon being deposited with an overnight commercial delivery service requiring proof of delivery, or by telecopier to the other party or parties at the address as the case may be of such

4

other party or parties set forth below or at such other address within the United States as such other party or parties may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective until the date of receipt thereof. Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt. All notices, requests, demands or documents that are required or permitted to be given or served hereunder shall be addressed as follows:

If to Lender:	BRIDGEVIEW CAPITAL SOLUTIONS, L.L.C.
5881 Glenridge Drive NE, Suite 130
Atlanta, Georgia 30328
Attn: John Seimetz
Telephone: (404) 267-1177
Telecopier: (404) 267-1040

with a copy to:	YAMAMOTO & SETTLE
A Limited Liability Law Company
700 Bishop Street, Suite 200
Honolulu, Hawaii 96813
Attn: Dean T. Yamamoto, Esq.
Marie L. Misawa, Esq.
Telephone: (808) 526-4730
Telecopier: (808) 526-4735

If to Maker:	CYANOTECH CORPORATION
73-4460 Queen Kaahumanu Highway, # 102
Kailua-Kona, Hawaii 96740
Attn: William R. Maris
Telephone: (808) 326-1353
Telecopier: (808) 334-9484

with a copy to:	GOODSILL ANDERSON QUINN & STIFEL
Alii Place, Suite 1800
1099 Alakea Street
Honolulu, Hawaii 96813
Attn: Laurence E. Gay, Esq.
Harold Gregory Nasky, Esq.
Telephone: (808) 547-5641
Telecopier: (808) 547-5880

Either party may change its address to another single address by notice given as herein provided, except any change of address notice must be actually received in order to be effective.

5

This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Hawaii.

As used herein, the terms “Maker” and “Lender” shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. In the event that more than one person, firm or entity is a Maker hereunder, then all references to “Maker” shall be deemed to refer equally to each of said persons, firms, or entities, all of whom shall be jointly and severally liable for all of the obligations of Maker hereunder.

Maker and Lender entered into the Loan Agreement. Capitalized terms not otherwise defined herein have the meanings provided in the Loan Agreement.

Maker acknowledges and agrees that Lender may assign this Note or any portion thereof to a third party, who will become a holder of the Note.

Maker acknowledges that nonpayment of any monthly payment when due and nonpayment at maturity (whether or not resulting from acceleration due to an event of default under the Loan Documents) will result in damages to Lender by reason of the additional expenses incurred in servicing the indebtedness evidenced by this Note and by reason of the loss to Lender of the use of the money due and frustration to Lender in meeting its other commitments. Maker also acknowledges and agrees that the occurrence of any other event of default under the Loan Documents will result in damages to Lender by reason of the detriment caused thereby. Maker further acknowledges that it is and will be extremely difficult and impracticable to ascertain the extent of such damages caused by nonpayment of any sums when due or resulting from any other event of default under the Loan Documents. Maker by its execution and delivery hereof and Lender hereof by the acceptance of this Note agree that a reasonable estimate of such damages must be based in part upon the duration of the default and that the late charge specified above with respect to delinquent payments and the rate of interest prescribed above with respect to the amount due and payable after maturity or acceleration would not unreasonably compensate Lender for such damages.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, Maker intending to be legally bound, has caused this Note to be executed by its duly authorized officers, as of the date first above written.

MAKER:	CYANOTECH CORPORATION, a Nevada
corporation

	BY:	/s/ Gerald R. Cysewski
GERALD R. CYSEWSKI
Its President

	BY:	/s/ William R. Maris
WILLIAM R. MARIS
Its Secretary

END OF EXHIBIT E

7

EXHIBIT F

Cyanotech 2

Compound Period	:	Exact Days

Nominal Annual Rate	:	7.000%
Effective Annual Rate	:	Undefined
Periodic Rate	:	0.0194%
Daily Rate	:	0.01944%

CASH FLOW DATA

Event	Start Date	Amount	Number Period	End Date
1 Loan	03/01/2008	1,078,400.00	1
2 Payment	04/01/2008	16,331.71	84 Monthly	03/01/2015

AMORTIZATION SCHEDULE - Normal Amortization, 360 Day Year

Date	Payment	Interest	Principal	Balance
Loan 03/01/2008				1,078,400.00
1 04/01/2008	16,331.71	6,500.36	9,831.35	1,068,568.65
2 05/01/2008	16,331.71	6,233.32	10,098.39	1,058,470.26
3 06/01/2008	16,331.71	6,380.22	9,951.49	1,048,518.77
4 07/01/2008	16,331.71	6,116.36	10,215.35	1,038,303.42
5 08/01/2008	16,331.71	6,258.66	10,073.05	1,028,230.37
6 09/01/2008	16,331.71	6,197.94	10,133.77	1,018,096.60
7 10/01/2008	16,331.71	5,938.90	10,392.81	1,007,703.79
8 11/01/2008	16,331.71	6,074.21	10,257.50	997,446.29
9 12/01/2008	16,331.71	5,818.44	10,513.27	986,933.02
2008 Totals	146,985.39	55,518.41	91,466.98

10 01/01/2009	16,331.71	5,949.01	10,382.70	976,550.32
11 02/01/2009	16,331.71	5,886.43	10,445.28	966,105.04
12 03/01/2009	16,331.71	5,259.91	11,071.80	955,033.24
13 04/01/2009	16,331.71	5,756.73	10,574.98	944,458.26
14 05/01/2009	16,331.71	5,509.34	10,822.37	933,635.89
15 06/01/2009	16,331.71	5,627.75	10,703.96	922,931.93
16 07/01/2009	16,331.71	5,383.77	10,947.94	911,983.99
17 08/01/2009	16,331.71	5,497.24	10,834.47	901,149.52
18 09/01/2009	16,331.71	5,431.93	10,899.78	890,249.74
19 10/01/2009	16,331.71	5,193.12	11,138.59	879,111.15
20 11/01/2009	16,331.71	5,299.09	11,032.62	868,078.53
21 12/01/2009	16,331.71	5,063.79	11,267.92	856,810.61
2009 Totals	195,980.52	65,858.11	130,122.41

22 01/01/2010	16,331.71	5,164.66	11,167.05	845,643.56
23 02/01/2010	16,331.71	5,097.35	11,234.36	834,409.20
24 03/01/2010	16,331.71	4,542.89	11,788.82	822,620.38
25 04/01/2010	16,331.71	4,958.57	11,373.14	811,247.24
26 05/01/2010	16,331.71	4,732.28	11,599.43	799,647.81
27 06/01/2010	16,331.71	4,820.10	11,511.61	788,136.20
28 07/01/2010	16,331.71	4,597.46	11,734.25	776,401.95
29 08/01/2010	16,331.71	4,679.98	11,651.73	764,750.22

1

Date	Payment	Interest	Principal	Balance
30 09/01/2010	16,331.71	4,609.74	11,721.97	753,028.25
31 10/01/2010	16,331.71	4,392.66	11,939.05	741,089.20
32 11/01/2010	16,331.71	4,467.12	11,864.59	729,224.61
33 12/01/2010	16,331.71	4,253.81	12,077.90	717,146.71
2010 Totals	195,980.52	56,316.62	139,663.90

34 01/01/2011	16,331.71	4,322.80	12,008.91	705,137.80
35 02/01/2011	16,331.71	4,250.41	12,081.30	693,056.50
36 03/01/2011	16,331.71	3,773.31	12,558.40	680,498.10
37 04/01/2011	16,331.71	4,101.89	12,229.82	668,268.28
38 05/01/2011	16,331.71	3,898.23	12,433.48	655,834.80
39 06/01/2011	16,331.71	3,953.23	12,378.48	643,456.32
40 07/01/2011	16,331.71	3,753.50	12,578.21	630,878.11
41 08/01/2011	16,331.71	3,802.79	12,628.92	618,349.19
42 09/01/2011	16,331.71	3,727.27	12,604.44	605,744.75
43 10/01/2011	16,331.71	3,533.51	12,798.20	592,946.55
44 11/01/2011	16,331.71	3,574.15	12,757.56	580,188.99
45 12/01/2011	16,331.71	3,384.44	12,947.27	567,241.72
2011 Totals	195,980.52	46,075.53	149,904.99

46 01/01/2012	16,331.71	3,419.21	12,912.50	554,329.22
47 02/01/2012	16,331.71	3,341.37	12,990.34	541,338.88
48 03/01/2012	16,331.71	3,052.55	13,279.16	528,059.72
49 04/01/2012	16,331.71	3,183.03	13,148.68	514,911.04
50 05/01/2012	16,331.71	3,003.65	13,328.06	501,582.98
51 06/01/2012	16,331.71	3,023.43	13,308.28	488,274.70
52 07/01/2012	16,331.71	2,848.27	13,483.44	474,791.26
53 08/01/2012	16,331.71	2,861.94	13,469.77	461,321.49
54 09/01/2012	16,331.71	2,780.74	13,550.97	447,770.52
55 10/01/2012	16,331.71	2,611.99	13,719.72	434,050.80
56 11/01/2012	16,331.71	2,616.36	13,715.35	420,335.45
57 12/01/2012	16,331.71	2,451.96	13,879.75	406,455.70
2012 Totals	195,980.52	35,194.50	160,786.02

58 01/01/2013	16,331.71	2,450.02	13,881.69	392,574.01
59 02/01/2013	16,331.71	2,366.35	13,965.36	378,608.65
60 03/01/2013	16,331.71	2,061.31	14,270.40	364,338.25
61 04/01/2013	16,331.71	2,196.15	14,135.56	350,202.69
62 05/01/2013	16,331.71	2,042.85	14,288.86	335,913.83
63 06/01/2013	16,331.71	2,024.81	14,306.90	321,606.93
64 07/01/2013	16,331.71	1,876.04	14,455.67	307,151.26
65 08/01/2013	16,331.71	1,851.44	14,480.27	292,670.99
66 09/01/2013	16,331.71	1,764.16	14,567.55	278,103.44
67 10/01/2013	16,331.71	1,622.27	14,709.44	263,394.00
68 11/01/2013	16,331.71	1,587.68	14,744.03	248,649.97
69 12/01/2013	16,331.71	1,450.46	14,881.25	233,768.72
2013 Totals	195,980.52	23,293.54	172,686.98

70 01/01/2014	16,331.71	1,409.11	14,922.60	218,846.12
71 02/01/2014	16,331.71	1,319.16	15,012.55	203,833.57

2

Date	Payment	Interest	Principal	Balance
72 03/01/2014	16,331.71	1,109.76	15,221.95	188,611.62
73 04/01/2014	16,331.71	1,136.91	15,194.80	173,416.82
74 05/01/2014	16,331.71	1,011.60	15,320.11	158,096.71
75 06/01/2014	16,331.71	952.97	15,378.74	142,717.97
76 07/01/2014	16,331.71	832.52	15,499.19	127,218.78
77 08/01/2014	16,331.71	766.85	15,564.86	111,653.92
78 09/01/2014	16,331.71	673.03	15,658.68	95,995.24
79 10/01/2014	16,331.71	559.97	15,771.74	80,223.50
80 11/01/2014	16,331.71	483.57	15,848.14	64,375.36
81 12/01/2014	16,331.71	375.52	15,956.19	48,419.17
2014 Totals	195,980.52	10,630.97	185,349.55

82 01/01/2015	16,331.71	291.86	16,039.85	32,379.32
83 02/01/2015	16,331.71	195.18	16,136.53	16,242.79
84 03/01/2015	16,331.71	88.92	16,242.79	0.00
2015 Totals	48,995.13	575.96	48,419.17

Grand Totals	1,371,863.64	293,463.64	1,078,400.00

Last interest amount increased by 0.49 due to rounding.

END OF EXHIBIT F

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EXHIBIT G

GOODSILL ANDERSON QUINN & STIFEL

A LIMITED LIABILITY LAW PARTNERSHIP LLP

ALII PLACE, SUITE 1800 • 1099 ALAKEA STREET

HONOLULU, HAWAII 96813

MAIL ADDRESS: P.O. Box 3196

HONOLULU, HAWAII 96801

TELEPHONE (808) 547-5600 • FAX (808) 547-5880

info@goodsill.com • www.goodsill.com

CONRAD M. WEISER

DAVID J. REBER

JOHN R. LACY

THOMAS W. WILLIAMS, JR.

WILLIAM S. MILLER

JACQUELINE LS. EARLE

LANI L. EWART

RANDALL K. STEVERSON

PATRICIA Y. LEE

GARY M. SLOVIN

LISA WOODS MUNGER

ERNEST J. T. LOO

BRUCE L. LAMON

PETER T. KASHIWA

RUSSELL S. KATO

LANT A. JOHNSON

VINCENT A. PIEKARSKI

LEIGHTON J.H.S. YUEN

CORLIS J. CHANG

BARBARA A. PETRUS

PATRICIA M. NAPIER

MIKI OKUMURA

AUDREY E.J. NG

ALAN S. FUJIMOTO

WALTER C. DAVISON

RAYMOND K. OKADA

OAIL O. AYABE

DALE E. ZANE

LINDALEE K. FARM

CAROL A. EBLEN

KELLIE M. N. SEKIYA

JUDY Y. LEE

LENNES N. OMURO

PETER Y. KIKUTA

THOMAS BENEDICT

EDMUND K. SAFFERY

LISA A. BAIL

CAROLYN K. GUGELYK

DONNA H. KALAMA

JOACHIM P. COX

SCOTT G. MORITA

ROBERT K. FRICKE

REGAN M. IWAO

H. GREGORY NASKY

CHRISTOPHER O. PABLO

ANNE T. HORIUCHI

LORI M. HIRAOKA

DAWN T. SUGIHARA

PAMELA ANN FONG

LIANN Y. EBESUGAWA

MIHOKO E. ITO

ALICIA G. HUFFMAN

JENNIFER M. YOUNG

KIMBERLY J. KOIDE

JONATHAN E. SHARLOW

RONALD H. W. LUM, JR.

SIEU K. CHE

ROSEMARIE S. J. SAM

SETH K. WEAVER

DAMON L. SCHMIDT

WILLIAM K. TANAKA

NICOLAS T. KELSEY

CLAIRE E. GOLDBERG

REBECCA L. DAYHUFF

COUNSEL:

E. LAURENCE GAY

KAHBO DYE. CHIEW

NATALIE S. HIU

ROBERT J. HACKMAN

OF COUNSEL:

MARTIN ANDERSON

GENRO KASHIWA

RONALD H. W. LUM

DAVID J. DEZZANI

MARSHALL M. GOODSILL

(1916-2004)

WILLIAM F. QUINN

(1919-2006)

RICHARD E. STIFEL

(1920-1993)

February 20, 2008

BRIDGEVIEW CAPITAL SOLUTIONS, L.L.C.

Attn: John J. Seimetz, President and CEO

5881 Glenridge Drive, Suite 130

Atlanta, Georgia 30328

Re:                               $1,078,400.00 Loan from BRIDGEVIEW CAPITAL
SOLUTIONS, L.L.C. to CYANOTECH CORPORATION

Ladies and Gentlemen:

At the request of CYANOTECH CORPORATION, a Nevada corporation (the “Borrower”), we have acted as counsel for the Borrower in connection with the proposed loan from BRIDGEVIEW CAPITAL SOLUTIONS, L.L.C., a Delaware limited liability company (the “Lender”) to the Borrower. You (the “Lender”) will provide the Borrower with a term loan in the principal amount of $1,078,400.00 in accordance with that certain Term Loan Agreement dated February 20, 2008 (the “Loan Agreement”) executed by the Borrower and the Lender. All capitalized terms have the meanings given to them in the Loan Agreement, unless otherwise defined herein.

We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records of the Borrower, all such agreements and certificates of officers of the Borrower and others, and such other documents, certificates and corporate or other records, as we have deemed necessary as a basis for the opinions expressed in this letter, including, without limitation, the following:

A.            The Loan Agreement;

B.            Term Note in the principal amount of $1,078,400.00; which is dated February 20, 2008, and made by the Borrower payable to the Lender (collectively, the “Term Note”);

C.            Real Property Mortgage; Security Agreement; Assignment of Rents; and Financing Statement, dated February 14, 2008, entered into by the Borrower in favor of the Lender (the “Mortgage”);

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D.            Security Agreement, dated February 20, 2008, entered into by the Borrower in favor of the Lender (the “Cyanotech Security Agreement”);

E.             Three (3) Uniform Commercial Code—Financing Statements on Form UCC-1, naming the Borrower and/or Nutrex (as defined below) as debtor and the Lender as secured party (collectively, the “Financing Statements”);

F.             Certificate of Secretary of the Borrower, dated February 12, 2008, together with the Exhibits thereto (the “Officer’s Certificate”);

G.            Certificate of Good Standing for the Borrower, issued by the Secretary of State of the State of Nevada (the “Nevada Good Standing Certificate);

H.            Certificate of Good Standing for the Borrower, issued by the Department of Commerce and Consumer Affairs of the State of Hawaii (the “Hawaii Good Standing Certificate”);

I.              Articles of Incorporation and Bylaws of the Borrower;

J.             Tax Clearance Certificate for the Borrower issued by the Department of Taxation of the State of Hawaii (the “Borrower Tax Clearance Certificate”);

K.            Resolutions of the Board of Directors of the Borrower authorizing the Loan Agreement, the Term Note, the Mortgage, the Security Agreement, the Financing Statements and the documents and agreements relating thereto or delivered in connection therewith (collectively, the “Loan Documents”), and the transactions contemplated thereby; and

L.             United States Department of Agriculture; Rural Business Cooperative Service (RBS) Conditional Commitment dated February 12, 2008, Case No. 61-005-911206026, issued to the Lender regarding a “Loan Note Guarantee” in the amount of 1,078,400.00.

M.           Security Agreement, dated February 20, 2008, entered into by Nutrex Hawaii, Inc., a Hawaii corporation (“Nutrex”) wholly owned by the Borrower, in favor of the Lender (the “Nutrex Security Agreement”);

N.            Certificate of Secretary of Nutrex, dated February 12, 2008, together with the exhibits attached thereto (the “Nutrex Officer’s Certificate”);

O.            Certificate of Good Standing for Nutrex issued by the Department of Commerce and Consumer Affairs of the State of Hawaii (the “Nutrex Good Standing Certificate”);

P.             Articles of Incorporation and Bylaws of Nutrex;

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Q.            Tax Clearance Certificates for Nutrex issued by the Department of Taxation of the State of Hawaii (the “Nutrex Tax Clearance Certificates”); and

R.            Resolutions of the Board of Directors of Nutrex authorizing the Nutrex Security Agreement, the Financing Statements (as they pertain to Nutrex) and any other documents relating thereto or delivered therewith (the “Nutrex Documents”), and the transactions contemplated thereby.

This opinion letter is governed by and shall be interpreted in accordance with the Legal Opinion Accord (the “Accord”) of the ABA Section of Business Law (1991) as modified by the Report on Adaptation of the Legal Opinion Accord of the ABA Section of Real Property, Probate and Trust Law and the American College of Real Estate Lawyers (1993) (“Report”) as to opinions pertaining to Real Estate Secured Transactions or to security interests in Real Property and by the customs and practices in the State of Hawaii as described in the Hawaii 2000 Report, 22 U. Haw. L. Rev. 347. As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations in addition to those described in this letter, but all as more particularly described in the Accord, the Report and the Hawaii 2000 Report and this opinion letter should be read in conjunction therewith. Any and all qualifications, exceptions and limitations set forth herein are in addition to and not in lieu of or in limitation of any qualifications, exceptions and limitations described in the Accord. Without limiting the foregoing, the term “knowledge” as used herein means “Actual Knowledge” as defined in the Accord.

In our examination, we have assumed (without independent investigation or verification) the genuineness of all signatures other than the signatures of officers of the Borrower, the authenticity and accuracy of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies and the accuracy and completeness of all corporate records of the Borrower made available to us. We are not aware and have no reason to believe that the corporate records of the Borrower, as presented to us, were not accurate and complete.

We have also assumed (without independent investigation or verification), except as to the Borrower and Nutrex, that each entity that is a party to the Loan Documents has been duly organized or formed and is validly existing and in good standing as a corporation or other organization under the laws of its jurisdiction of organization and is qualified to do business and is in good standing as a foreign corporation or other organization in each jurisdiction where by law it is required to be so qualified; that the Loan Documents have been duly authorized, executed and delivered by each other party and constitutes such party’s valid and binding obligation, enforceable against such party in accordance with its terms; that each other party has the requisite corporate or other organizational power and authority to perform such party’s obligations under the Loan Documents; that each other party to the Loan Documents has performed and will perform such party’s obligations under such agreements; that there exist no other agreements, understandings or negotiations among the parties to the Loan Documents that

3

would modify, qualify or alter the terms of the Loan Documents or the respective rights or obligations of the parties thereunder; and that any consents, approvals, filings or registrations required by the laws of any state, or in connection with the businesses or assets of any of the parties to Loan Documents, have been duly made or obtained.

Based upon the foregoing, and having regard for legal considerations which we deem relevant, and subject to the additional qualifications, exceptions, assumptions and limitations expressed herein and in the Accord, we are of the opinion that:

1.             Organization, Standing and Authority of the Borrower. The Borrower: (i) is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada; (ii) qualified to do business and is in good standing under the laws of the State of Hawaii; (iii) has all requisite corporate power and authority to carry on the business it is presently engaged in, and (iv) has all requisite corporate power and authority to execute and deliver the Loan Documents and to observe and perform all of the provisions and conditions thereof. The execution and delivery of the Loan Documents have been duly authorized by all necessary corporate action on the part of Borrower under the laws of the State of Nevada, have been duly executed and delivered by Borrower, do not and will not conflict with, result in a breach of, or constitute a default under the articles of incorporation or bylaws of the Borrower and no other action of the Borrower or its stockholders is requisite to the execution and delivery of the Loan Documents.

2.             Organization, Standing and Authority of the Nutrex. Nutrex is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Hawaii; (ii) has all requisite corporate power and authority to carry on the business it is presently engaged in, and (iii) has all requisite corporate power and authority to execute and deliver the Nutrex Documents and to observe and perform all of the provisions and conditions thereof. The execution and delivery of the Nutrex Documents have been duly authorized by all necessary corporate action on the part of Nutrex under the laws of the State of Hawaii, have been duly executed and delivered by Nutrex, do not and will not conflict with, result in a breach of, or constitute a default under the articles of incorporation or bylaws of the Nutrex and no other action of the Nutrex or its stockholders is requisite to the execution and delivery of the Nutrex Documents.

3.             Compliance with Other Instruments, None Burdensome. To our knowledge, the Borrower is not in violation of or in default with respect to any material term or provisions of any mortgage, indenture, contract, agreement or instrument applicable to the Borrower or by which it may be bound; and the execution, delivery, performance of and compliance with each and all of the Loan Documents will not result in any such violation or be in conflict with or constitute a default under any such term or provision or result in the creation of any mortgage, lien or charge on any of the properties or assets of the Borrower not contemplated by the Loan Agreement and there is no term or provision of any mortgage, indenture, contract, agreement or instrument applicable to the Borrower by which they may be bound which, to the current actual knowledge of the undersigned, adversely affects or in the future (so far as the Borrower can now foresee) would adversely affect the business or prospects or condition (financial or other) of the Borrower or of any of its properties or assets.

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4.             Compliance with Law. The consummation of the transactions related to and contemplated by the Loan Documents, will not conflict with or result in a material breach of any Federal, Nevada or Hawaii law, statute, ordinance, regulation, order, writ, injunction, decree or judgment of any Federal, Nevada or Hawaii court or governmental instrumentality.

5.             Tax Returns and Payments. All tax returns and reports of the Borrower required by Federal or Hawaii law to be filed have been duly filed, other than Federal and State of Hawaii returns for the fiscal year 2007 for which net operating losses are available as disclosed to Lender, and all taxes, assessments, contributions, fees and other governmental charges (other than those presently payable without penalty or interest and those which have been disclosed to the Lender but which are currently being contested in good faith) upon the Borrower or upon their respective properties or assets or income which are due and payable, have been paid.

6.             Governmental Authorization. To our knowledge, no consent, approval or authorization of or registration, declaration or filing with any Federal, Nevada or Hawaii governmental or public body or authority is required in connection with the valid execution and delivery of each of the Loan Documents, other than the Lessor’s Consent to Mortgage of Sublease K-4, Lessor’s Estoppel Certificate, Lessor’s Subordination Agreement and Sublessor’s Consent to Mortgage of Sublease K-4; Estoppel Certificate and Subordination Agreement.

7.             Binding Obligations. The Loan Documents, when executed and delivered, will be enforceable in accordance with their terms and shall constitute the valid and legally binding obligations of the Borrower. The Nutrex Documents, when executed and delivered, will be enforceable in accordance with their terms and shall constitute the valid and legally binding obligations of Nutrex.

8.             Litigation. To our knowledge, there is no action, suit, proceeding or investigation pending at law or in equity or before any Federal, Nevada or Hawaii state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or, threatened against or affecting the Borrower, the Land or the Collateral, as defined in the Loan Agreement, which might materially affect the Borrower’s ability to perform its obligations under the Loan Documents.

9.             Representations. To our knowledge, all representations contained in the Loan Agreement by the Borrower are true, correct and complete in all material respects.

In rendering the foregoing opinions and statement, we have relied as to factual matters to the extent we deemed such reliance appropriate, on certificates and other communications from public officials and officers of the Borrower and Nutrex, and upon the representations of the Borrower set forth in the Loan Documents. We have also assumed the truth and accuracy of those matters contained in the Officer’s Certificate and in the Nutrex Officer’s Certificate.

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This opinion letter relates solely to, and the opinions expressed herein are limited to, the laws of the States of Hawaii and Nevada and Federal law of the United States; as noted, our consideration of the laws of Nevada pertain only to our opinions numbered 1, 4 and 6, above. We are not licensed in any jurisdiction other than Hawaii, but one of our partners, H. Gregory Nasky, is also licensed in the State of Nevada and he has reviewed and approved under Nevada law the Loan Documents which are governed by Nevada law. To the extent that the meaning, interpretation or effect of an agreement or other document that is the subject of or basis for any opinion herein is governed by or relates to the laws of a State other than the State of Hawaii or Nevada, we have assumed that the applicable laws of such other State are identical in all material respects to the laws of the State of Hawaii.

Our opinions rendered in Paragraph 1 as to the due qualification and good standing of the Borrower are based solely on the Nevada Good Standing Certificate and the Hawaii Good Standing Certificate. Our opinions rendered in Paragraphs 4 and 6 are based upon our review of those laws, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Loan Documents and those laws, rules and regulations applicable to corporations conducting businesses similar to those of the Borrower. Our opinions rendered in Paragraph 5 are based solely on the Tax Clearance Certificates and the affidavits of the Borrower and Nutrex referred to in Section 3.15 of the Loan Agreement.

Our opinions set forth in this letter as to the validity, binding effect and enforceability of the Loan Documents are specifically qualified to the extent that the validity, binding effect or enforceability of any obligations of the Borrower under such documents, or the availability or enforceability of any of the remedies provided in such documents, may be subject to or limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other statutory or decisional laws, now or hereafter in effect, affecting the rights of creditors generally, (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) the application by courts of competent jurisdiction of laws containing provisions determined to have a paramount public interest, and (iv) the availability of particular remedies, of exculpatory provisions and of waivers contained in Loan Documents, which particular remedies, exculpatory provisions and waivers of rights may be limited by or subject to equitable principles, applicable laws, rules, regulations, court decisions and constitutional requirements and the discretion of the court before which any proceeding for relief may be brought.

The opinions in this letter are rendered to the Lender in connection with the transactions contemplated by the Loan Documents. This opinion is not to be quoted in whole or in part or otherwise referred to and no one other than the Lender is entitled to rely on this opinion in any manner. The opinions expressed in this letter are based on the law in effect on the date of this letter and are subject to any changes in such law including judicial and administrative

6

interpretations which may occur or be reported subsequent to the date of this letter. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

Sincerely,

GOODSILL ANDERSON QUINN & STIFEL
A LIMITED LIABILITY LAW PARTNERSHIP LLP

/s/ Goodsill Anderson Quinn & Stifel

END OF EXHIBIT G

7

EXHIBIT “H”

FINANCIAL STATEMENTS

[TO BE INSERTED]

EXHIBIT “I”

MATERIAL LITIGATION

NONE

EXHIBIT “J”

DEFAULT IN MATERIAL OBLIGATIONS

NONE

EXHIBIT “K”

ADVERSE CONTRACTS

NONE

EXHIBIT “L”

NO VIOLATIONS

NONE